                                                                     Exhibit 4.1




--------------------------------------------------------------------------------



                     THE MISSISSIPPI BAND OF CHOCTAW INDIANS

                   D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                     THE MISSISSIPPI BAND OF CHOCTAW INDIANS



                          9 1/4% SENIOR NOTES DUE 2009





                          ----------------------------

                                    INDENTURE

                           Dated as of March 30, 2001


                          ----------------------------

                               FIRSTAR BANK, N.A.

                                     TRUSTEE


                          ----------------------------



--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE

   ACT SECTION                                                                               INDENTURE SECTION
   -----------                                                                               -----------------
310(a)(1)........................................................................................7.10
   (a)(2)........................................................................................7.10
   (a)(3)........................................................................................N.A.
   (a)(4)........................................................................................N.A.
   (a)(5)........................................................................................7.10
   (b)...........................................................................................7.10
   (c)...........................................................................................N.A.
311(a)...........................................................................................7.11
   (b)...........................................................................................7.11
   (c)...........................................................................................N.A.
312(a)...........................................................................................2.06
   (b)...........................................................................................13.03
   (c)...........................................................................................13.03
313(a)...........................................................................................7.06, 13.03
   (b)(1)........................................................................................N.A.
   (b)(2)........................................................................................7.06, 7.07
   (c)...........................................................................................7.06, 13.02
   (d)...........................................................................................7.06
314(a)...........................................................................................7.06, 13.05
   (b)...........................................................................................N.A.
   (c)(1)........................................................................................N.A.
   (c)(2)........................................................................................N.A.
   (c)(3)........................................................................................N.A.
   (d)...........................................................................................N.A.
   (e)...........................................................................................13.05
   (f)...........................................................................................N.A.
315(a)...........................................................................................N.A.
   (b)...........................................................................................N.A.
   (c)...........................................................................................N.A.
   (d)...........................................................................................N.A.
   (e)...........................................................................................N.A.
316(a) (last sentence)...........................................................................N.A.
   (a)(1)(A).....................................................................................N.A.
   (a)(1)(B).....................................................................................N.A.
   (a)(2)........................................................................................N.A.
   (b)...........................................................................................N.A.

-------------------
N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.


   (c)...........................................................................................13.13
317(a)(1)........................................................................................N.A.
   (a)(2)........................................................................................N.A.
   (b)...........................................................................................N.A.
318(a)...........................................................................................N.A.
   (b)...........................................................................................N.A.
   (c)...........................................................................................13.01

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
             ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.................................................................................1
Section 1.02          Other Definitions..........................................................................26
Section 1.03          Incorporation by Reference of Trust Indenture Act..........................................26
Section 1.04          Rules of Construction......................................................................27

                              ARTICLE TWO THE NOTES

Section 2.01          Form and Dating............................................................................27
Section 2.02          Execution and Authentication...............................................................29
Section 2.03          Methods of Receiving Payments on the Notes.................................................29
Section 2.04          Registrar and Paying Agent.................................................................29
Section 2.05          Paying Agent to Hold Money in Trust........................................................30
Section 2.06          Holder Lists...............................................................................30
Section 2.07          Transfer and Exchange......................................................................30
Section 2.08          Replacement Notes..........................................................................43
Section 2.09          Outstanding Notes..........................................................................44
Section 2.10          Treasury Notes.............................................................................44
Section 2.11          Temporary Notes............................................................................45
Section 2.12          Cancellation...............................................................................45
Section 2.13          Defaulted Interest.........................................................................45
Section 2.14          CUSIP Numbers..............................................................................46

       ARTICLE THREE REDEMPTION AND PREPAYMENT; SATISFACTION AND DISCHARGE

Section 3.01          Notices to Trustee.........................................................................46
Section 3.02          Selection of Notes to Be Redeemed..........................................................46
Section 3.03          Notice of Redemption.......................................................................47
Section 3.04          Effect of Notice of Redemption.............................................................47
Section 3.05          Deposit of Redemption Price................................................................48
Section 3.06          Notes Redeemed in Part.....................................................................48
Section 3.07          Optional Redemption........................................................................48
Section 3.08          Redemption Pursuant to Gaming Law..........................................................49
Section 3.09          Mandatory Redemption.......................................................................50
Section 3.10          Repurchase Offers..........................................................................50
Section 3.11          Application of Trust Money.................................................................52


                                      i


                             ARTICLE FOUR COVENANTS

Section 4.01          Payment of Notes...........................................................................52
Section 4.02          Maintenance of Office or Agency............................................................53
Section 4.03          Reports....................................................................................53
Section 4.04          Compliance Certificate.....................................................................54
Section 4.05          Taxes......................................................................................55
Section 4.06          Stay, Extension and Usury Laws.............................................................55
Section 4.07          Restricted Payments........................................................................55
Section 4.08          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..................59
Section 4.09          Incurrence of Indebtedness and Issuance of Disqualified Stock..............................60
Section 4.10          Asset Sales................................................................................62
Section 4.11          Transactions with Affiliates...............................................................64
Section 4.12          Liens......................................................................................65
Section 4.13          Business Activities........................................................................65
Section 4.14          Existence of the Enterprise................................................................66
Section 4.15          Change of Control..........................................................................66
Section 4.16          Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries...........68
Section 4.17          Designation of Restricted and Unrestricted Subsidiaries....................................68
Section 4.18          Payments for Consent.......................................................................68
Section 4.19          [Not used.]
Section 4.20          Maintenance of Insurance...................................................................69
Section 4.21          Use of Proceeds............................................................................70
Section 4.22          Restrictions on Leasing and Dedication of Property.........................................70
Section 4.23          Gaming Licenses............................................................................71
Section 4.24          Ownership Interests in the Enterprise......................................................71
Section 4.25          Subsidiary Guarantees......................................................................71

                     ARTICLE FIVE LIQUIDATION OR DISSOLUTION

Section 5.01          Liquidation or Dissolution.................................................................72

                        ARTICLE SIX DEFAULTS AND REMEDIES

Section 6.01          Events of Default..........................................................................72
Section 6.02          Acceleration...............................................................................75
Section 6.03          Other Remedies.............................................................................73
Section 6.04          Waiver of Past Defaults....................................................................73
Section 6.05          Control by Majority........................................................................73
Section 6.06          Limitation on Suits........................................................................74
Section 6.07          Rights of Holders of Notes to Receive Payment..............................................74
Section 6.08          Collection Suit by Trustee.................................................................75
Section 6.09          Trustee May File Proofs of Claim...........................................................75
Section 6.10          Priorities.................................................................................75
Section 6.11          Undertaking for Costs......................................................................76
Section 6.12          Restoration of Rights and Remedies.........................................................76


                                      ii



                              ARTICLE SEVEN TRUSTEE

Section 7.01          Duties of Trustee..........................................................................76
Section 7.02          Certain Rights of Trustee..................................................................77
Section 7.03          Individual Rights of Trustee...............................................................78
Section 7.04          Trustee's Disclaimer.......................................................................78
Section 7.05          Notice of Defaults.........................................................................79
Section 7.06          Reports by Trustee to Holders of the Notes.................................................79
Section 7.07          Compensation and Indemnity.................................................................80
Section 7.08          Replacement of Trustee.....................................................................81
Section 7.09          Successor Trustee by Merger, Etc...........................................................82
Section 7.10          Eligibility; Disqualification..............................................................82
Section 7.11          Preferential Collection of Claims Against Enterprise.......................................82
Section 7.12          Authorization of Trustee to Take Other Actions.............................................82

                ARTICLE EIGHT DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance...................................82
Section 8.02          Legal Defeasance and Discharge.............................................................83
Section 8.03          Covenant Defeasance........................................................................83
Section 8.04          Conditions to Legal or Covenant Defeasance.................................................84
Section 8.05          Deposited Money and Government Securities to Be Held in Trust; Other
                      Miscellaneous Provisions...................................................................85

Section 8.06          Repayment to the Enterprise................................................................86
Section 8.07          Reinstatement..............................................................................86

                  ARTICLE NINE AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes........................................................86
Section 9.02          With Consent of Holders of Notes...........................................................87
Section 9.03          Compliance with Trust Indenture Act........................................................89
Section 9.04          Revocation and Effect of Consents..........................................................89
Section 9.05          Notation on or Exchange of Notes...........................................................89
Section 9.06          Trustee to Sign Amendments, Etc............................................................89

                       ARTICLE TEN COVENANTS OF THE TRIBE

Section 10.01         Covenants of the Tribe.....................................................................90

               ARTICLE ELEVEN LIMITED WAIVER OF SOVEREIGN IMMUNITY

Section 11.01         Limited Waiver of Sovereign Immunity.......................................................92

                    ARTICLE TWELVE SATISFACTION AND DISCHARGE

Section 12.01         Satisfaction and Discharge.................................................................93
Section 12.02         Deposited Money and Government Securities to Be Held in Trust; Other
                      Miscellaneous Provisions...................................................................94


                                      iii


Section 12.03         Repayment to the Enterprise................................................................94

                         ARTICLE THIRTEEN MISCELLANEOUS

Section 13.01         Trust Indenture Act Controls...............................................................94
Section 13.02         Notices....................................................................................95
Section 13.03         Communication by Holders of Notes with Other Holders of Notes..............................96
Section 13.04         Certificate and Opinion as to Conditions Precedent.........................................96
Section 13.05         Statements Required in Certificate or Opinion..............................................97
Section 13.06         Rules by Trustee and Agents................................................................97
Section 13.07         No Personal Liability of Tribe or Certain Individuals......................................97
Section 13.08         Governing Law..............................................................................98
Section 13.09         Consent to Jurisdiction....................................................................98
Section 13.10         No Adverse Interpretation of Other Agreements..............................................98
Section 13.11         Successors.................................................................................98
Section 13.12         Severability...............................................................................98
Section 13.13         Counterpart Originals......................................................................99
Section 13.14         Acts of Holders............................................................................99
Section 13.15         Benefit of Indenture......................................................................100
Section 13.16         Table of Contents, Headings, Etc..........................................................100


                                    EXHIBITS

Exhibit A1        FORM OF NOTE

Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Exhibit B         FORM OF CERTIFICATE OF TRANSFER

Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR

                  INDENTURE dated as of March 30, 2001 among The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise, a business enterprise of The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and sovereign nation, the Tribe (as defined below) and Firstar Bank, N.A., a national banking association, as trustee.

                  The Enterprise (as defined below), the Tribe and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9 1/4% Senior Notes due 2009:

                                  ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      DEFINITIONS.

                  "144A GLOBAL NOTE" means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

                  "ACQUIRED DEBT" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, became a Subsidiary of, or substantially all of its business and assets were acquired by, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, or substantially all of its business and assets being acquired by, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "ADDITIONAL NOTES" means up to $50.0 million in aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

                  "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person or any Person who is a council member, director or officer of such Person, of any Subsidiary of such Person or any Person described above; PROVIDED that no Person shall be deemed an Affiliate of the Tribe, the Enterprise or any of their respective Affiliates solely by virtue of such Person's membership in the Tribe. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "AGENT" means any Registrar, Paying Agent or co-registrar.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "ANNUAL SERVICE PAYMENT" means an annual payment to the Tribe by the Enterprise in an amount of $55.0 million per year, which amount shall be increased annually on each September 30, commencing with September 30, 2001, by 5% per annum.

                  "ASSET SALE" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights (including but not limited to sale and leaseback transactions); PROVIDED that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Enterprise and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section 4.15 and not by the provisions of
         Section 4.10 hereof; and

                  (2) the issuance of Equity Interests by any Restricted Subsidiary of the Enterprise or the sale of Equity Interests in any of the Enterprise's Restricted Subsidiaries by the Enterprise or any Restricted Subsidiary or the sale by the Enterprise or any of its Restricted Subsidiaries of any Equity Interests in any of its respective Subsidiaries.

                  Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or (b) results in net proceeds to the Enterprise and its Restricted Subsidiaries of less than $1.0 million;

                  (2) a transfer of assets between or among the Enterprise and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Enterprise or to another Restricted Subsidiary;

                  (4) the sale of inventory or obsolete furniture, fixtures, equipment or other assets in the ordinary course of business;

                  (5) dispositions of gaming equipment in the ordinary course of business pursuant to an established program for the maintenance and upgrading of this equipment;

                  (6) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof; and

                  (7) any lease or sublease permitted by Section 4.22 hereof.

                  "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended (or may, at the option of the lessor, be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have a corresponding meaning.

                  "BIA" means the Bureau of Indian Affairs.

                  "BOARD OF DIRECTORS" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the managing partner of the partnership;

                  (3) with respect to the Enterprise, the board of directors of the Enterprise;

                  (4)      with respect to the Tribe, the tribal council; and

                  (5) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "BUSINESS ENTERPRISE DIVISION" means the division of the Executive Branch of the Tribe created under Ordinance 56 of the Tribe through which wholly owned enterprises are chartered and operated.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means:

                  (1)      in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity (including an unincorporated organization), any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or equity;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH EQUIVALENTS" means:

                  (1)      United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank chartered or organized in the United States and having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

                  (6) a money market fund at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, if such fund has assets of not less than $500.0 million.

                  "CHANGE OF CONTROL" means the occurrence of any of the following:

                  (1) the Enterprise ceases to be a wholly-owned unit, instrumentality, enterprise or subdivision of the government of the Tribe;

                  (2) the Enterprise ceases to have the exclusive legal right to operate the Resort;

                  (3) the Enterprise fails to retain in full force and effect at all times all material governmental consents, permits or legal rights necessary for the operation of the Resort and such failure continues for a period of 90 consecutive days;

                  (4) the Enterprise sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the Gaming Assets to, or consolidates or merges with or into, any other Person; or

                  (5) the adoption of a plan relating to the liquidation or dissolution of the Enterprise.

                  "CHOCTAW GAMING COMMISSION" means the Choctaw Gaming Commission, the agency of the Tribe having primary regulatory jurisdiction over the gaming activities of the Tribe, established under Chapter 1, Title XV of the Choctaw Tribal Code.

                  "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg.

                  "CLOSING DATE" means March 30, 2001.

                  "COLLATERAL ACCOUNT" means the account established and maintained by the Collateral Agent pursuant to the terms of the Pledge Agreement.

                  "COLLATERAL AGENT" means Firstar Bank, N.A., as Collateral Agent under the Pledge Agreement.

                  "COMPACT" means the tribal-state compact entered into between the Tribe and the State of Mississippi pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. Section 2701 ET SEQ., as the same may from time to time be amended, or such other compact as may be substituted therefor.

                  "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of that Person for that period PLUS:

                  (1) an amount equal to any extraordinary loss plus the amount of any net loss realized by that Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent those losses were deducted in computing Consolidated Net Income; PLUS

                  (2) consolidated interest expense of that Person and its Restricted Subsidiaries for the relevant period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that this expense was deducted in computing Consolidated Net Income; PLUS

                  (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and, without duplication, other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of that Person and its Restricted Subsidiaries for the relevant period to the extent that depreciation, amortization and other non-cash expenses were deducted in computing Consolidated Net Income; PLUS

                  (4) management contract termination fees paid to Boyd Management Corporation in such period; PLUS

                  (5) the amount of any Annual Service Payment made in such period, to the extent that such Annual Service Payment was deducted in computing Consolidated Net Income; MINUS

                  (6) without duplication, non-cash items increasing Consolidated Net Income for the relevant period, other than the accrual of revenue in the ordinary course of business; MINUS

                  (7) to the extent not included in computing such Consolidated Net Income, any revenues received or accrued by the Enterprise or any of its Subsidiaries from any Person (other than the Enterprise or any of its Subsidiaries) in respect of any Investment for such period.

                  Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Enterprise shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Enterprise only to the extent that a corresponding amount would be permitted at the date of determination to be dividend to the Enterprise by that Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its equity holders.

                  "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of its acquisition shall be excluded;

                  (4) the cumulative effect of a change in accounting principles shall be excluded; and

                  (5) the non-cash effect on Net Income for that period of any change in the fair value of Hedging Obligation of the Enterprise or any of its Restricted Subsidiaries shall be excluded.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Enterprise.

                  "CREDIT FACILITIES" means, with respect to the Enterprise or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Secured Revolving Credit Facility and excluding the Senior Secured Term Loan Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, capitalized leases, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of Section 4.09 hereof.

                  "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both, would be, an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Enterprise to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Enterprise may not repurchase or redeem any such Capital Stock unless such repurchase or redemption complies with Section 4.07 hereof.

                  "ENTERPRISE" means The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise, a business enterprise of The Mississippi Band of Choctaw Indians created by Resolution CHO-00-010 which authorized its creation under Ordinance 56 of the Tribe, together with any subdivision, agency or subunit that has no separate legal existence from the Enterprise.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.07(f) hereof.

                  "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                  "EXCLUDED DEBT" means Indebtedness (not to exceed $12.0 million at any one time outstanding until those amounts are repaid in accordance with the terms of such Indebtedness in effect on the date hereof, whether in whole or in part) of the Tribe under agreements existing on the date hereof, which agreements do not preclude recourse to the assets of the Enterprise.

                  "EXISTING INDEBTEDNESS" means Indebtedness of the Enterprise and its Restricted Subsidiaries (including, without limitation, Indebtedness outstanding under the Senior Secured Term Loan Facility) in existence on the date hereof until those amounts are repaid in whole or in part; PROVIDED, HOWEVER, Existing Indebtedness shall not include Indebtedness under the Senior Secured Revolving Credit Facility.

                  "EXPANSION PROJECT" means the project to construct the Golden Moon and the related improvements to the Silver Star.

                  "FF&E" means furniture, fixture and equipment, including gaming equipment, used in connection with any Gaming Business.

                  "FF&E FINANCING" means the incurrence of Indebtedness, the proceeds of which shall be used to finance the acquisition by the Enterprise or a Restricted Subsidiary of FF&E used in connection with the Resort whether or not secured by a Lien on such FF&E; PROVIDED that such Indebtedness does not exceed the fair market value of such FF&E at the time of its acquisition.

                  "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period to the Fixed Charges of that Person for that period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary revolving credit borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or that issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, and Consolidated Cash Flow for such period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to those Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of that Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and the net effect of all payments made or received pursuant to Hedging Obligations; PLUS

                  (2) the consolidated interest of that Person and its Restricted Subsidiaries that was capitalized during that period; PLUS

                  (3) any interest expense on Indebtedness of another Person that is guaranteed by that Person or one of its Restricted Subsidiaries or secured by a Lien on assets of that Person or one of its Restricted Subsidiaries, whether or not the Guarantee or Lien is called upon, other than Excluded Debt; PROVIDED that such specified Person has not paid the interest on such Indebtedness; PLUS

                  (4) the products of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of that Person expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; PROVIDED that the Annual Service Payment shall not constitute a Fixed Charge.

                  "FUNDS" means the monies deposited with the Collateral Agent on the date hereof pursuant to the terms of the Pledge Agreement.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by other entities as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "GAMING ASSETS" means any and all real, mixed and personal property of the Enterprise, its Restricted Subsidiaries and the Tribe that is
(a) associated with the Gaming Business of the Enterprise or (b) reflected on the balance sheet of the Enterprise as of December 31, 2000 or any subsequent balance sheet for the Enterprise. "GAMING ASSETS" in any event shall include without limitation (i) the Silver Star and the Golden Moon, (ii) all tangible and intangible property of the Enterprise, its Restricted Subsidiaries or the Tribe associated with the Gaming Business of the Enterprise, including without limitation all gaming, entertainment, restaurant and related equipment, all intellectual property associated with the Gaming Business of the Enterprise, the books and records thereof and all office equipment and receptacles associated therewith, and (iii) all gaming revenues of the Enterprise, its Restricted Subsidiaries and the Tribe derived from the Gaming Business of the Enterprise, including without limitation the right to receive distributions therefrom.

                  "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, the Tribe, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Tribe or the Enterprise or any subsidiary of the Enterprise, including any division of the Tribe having such authority.

                  "GAMING BUSINESS" means the Class II and Class III Gaming (as such terms are defined in IGRA) business and, in the case of the Enterprise, includes the gaming and resort business conducted at the Silver Star and the Golden Moon and the development and operation of Permitted Pearl River Resort Amenities.

                  "GAMING LICENSE" means every license, permit, franchise or other authorization from any Gaming Authority required on the date hereof or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Enterprise and its Subsidiaries, including all licenses granted under the Tribal Gaming Ordinance, and the regulation promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 or A2 hereto, as appropriate, issued in accordance with
Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(f) of this Indenture.

                  "GOLDEN MOON" means the proposed casino and resort property and related retail, dining and entertainment facilities and hotel facilities commonly known as "Golden Moon Resort and Casino" owned by the Enterprise and located on the Tribe's reservation near Philadelphia, Mississippi, including any future improvements or expansion thereof, as further described in the Offering Memorandum

                  "GOVERNMENT SECURITIES" means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Enterprise, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as a custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

                  "GOVERNMENT SERVICES DIVISION" means the division of the Executive Branch of the Tribe created under Ordinance 56 of the Tribe that contains all operations and departments of the Executive Branch, except the business enterprises identified in Section 2 of Ordinance 56.

                  "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "HOLDER" means a Person in whose name a Note is registered.

                  "IAI GLOBAL NOTE" means the global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

                  "IGRA" means the Indian Gaming Regulatory Act of 1988,
PL 100-497, U.S.C. Section 2701 ET SEQ., as the same may from time to time be amended.

                  "INDEBTEDNESS" means, with respect to any specified Person and without duplication, any liability of such Person, whether or not contingent,

                  (1)      for borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3)      in respect of banker's acceptances;

                  (4)      representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

                  (6)      representing any Hedging Obligations; and

                  (7) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and the amount of that Person's obligation for the redemption, repayment or other repurchase of Disqualified Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

                  The amount of any Indebtedness outstanding as of any date shall be:

                  (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

                  (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, who are not also QIBs.

                  "INVESTMENTS" mean, with respect to any Person, all direct or indirect investments by that Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Enterprise or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to the sale or disposition, that Person is no longer a Restricted Subsidiary, then the Enterprise or that Restricted Subsidiary shall be deemed to have made an Investment on the date of the sale or disposition equal to the fair market value of the Equity Interests of that Subsidiary not sold or disposed of pursuant to the sale or disposition in an amount determined as provided in the final paragraph of Section 4.07 hereof. If the Enterprise or any of its Restricted Subsidiaries designates a Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to the provisions of this Indenture, then the Enterprise or that Restricted Subsidiary shall be deemed to have made an Investment on the date of that designation equal to the fair market value of the Equity Interests of that Subsidiary in an amount determined as provided in the final paragraph of
Section 4.07 hereof.

                  The acquisition by the Enterprise or any Restricted Subsidiary of a Person that holds an Investment in any third Person shall be deemed to be an Investment by the Enterprise or the Restricted Subsidiary in that third Person in an amount equal to the fair market value of the Investment held by the acquired Person in that third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

                  "ISSUE DATE" means the date on which the initial $200.0 million in aggregate principal amount of the Notes were originally issued under this Indenture.

                  "KEY PROJECT ASSETS" means:

                  (1) any real property or interest in real property comprising the Resort held in trust for the Tribe by the United States,

                  (2) any improvement (including, without limitation, the Resort) to the real property comprising the Resort (but excluding any obsolete personal property or real property improvements determined by the Enterprise to be no longer useful to the operation of the Resort), and

                  (3) any business records of the Enterprise or the Tribe relating to the operation of the Resort.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Enterprise and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "MOODY'S" means Moody's Investors Service and any successor thereof.

                  "NET INCOME" means, with respect to any specified Person for any period:

                  (1) the net income (loss) of that Person for that period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred stock, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on that gain (but not loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by that Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on that extraordinary gain (but not loss); PLUS

                  (2)      to the extent deducted in determining the net income
         (loss) of that Person for that period, pre-opening expenses of the Golden Moon, PROVIDED that the amount of such pre-opening expenses added to Net Income for all periods pursuant to this clause (2) shall not exceed $15.0 million in the aggregate; LESS

                  (3) the amount of any Annual Service Payment made during such period; LESS

                  (4)      to the extent included in determining the net income
         (loss) of that Person for that period, in the case of any Person that is a partnership or a limited liability company, the amount of withholding for tax purposes of such Person for such period.

                  "NET PROCEEDS" means the aggregate cash proceeds received by the Enterprise or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, any taxes paid or payable by the Enterprise as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP.

                  "NIGC" means the National Indian Gaming Commission.

                  "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Enterprise nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Enterprise or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(iii) as to which such Indebtedness specifies that the lenders thereunder shall not have any recourse to the equity or assets of the Enterprise or any of its Restricted Subsidiaries.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person.

                  "NOTES" means the 9 1/4% Senior Notes due 2009 of the Enterprise issued on the date hereof and the Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFERING" means the offering of the Notes by the Enterprise.

                  "OFFERING MEMORANDUM" means the offering memorandum of the Enterprise for the offering of the Notes, dated March 22, 2001.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Enterprise by at least two Officers of the Enterprise, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Enterprise, that meets the requirements of Section 13.05 hereof.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof; PROVIDED, HOWEVER, that such legal counsel shall not be an employee of, or internal counsel to, the Enterprise, the Tribe, or any of their Subsidiaries.

                  "OWNERSHIP INTEREST" means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any member of the Board of Directors or other executive office of such Person.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

                  "PERMITTED INVESTMENTS" means:

                  (1) any Investment in the Enterprise or in any of its Restricted Subsidiaries engaged in the Gaming Business;

                  (2)      any Investment in Cash Equivalents;

                  (3) any Investment by the Enterprise or any of its Restricted Subsidiaries in a Person, if as a result of that Investment:

                           (a) the Person becomes a Restricted Subsidiary of the Enterprise engaged in the Gaming Business; or

                           (b) the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Enterprise or a Restricted Subsidiary engaged in the Gaming Business;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) 90 days after the hotel and casino facilities at the Golden Moon have been open and fully operational, any Investment in any Person engaged in the Gaming Business having an aggregate fair market value (as determined in good faith by the Board of Directors and measured as of the date of such Investment, without giving effect to any subsequent increases or decreases in value) not to exceed at any one time outstanding the greater of (x) $25.0 million or (y) $115.0 million MINUS the aggregate amount outstanding under the Senior Secured Revolving Credit Facility on the 90th day after the hotel and casino facilities at the Golden Moon have been open and fully operational;

                  (6) payroll advances to employees of the Enterprise or its Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                  (7) accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms; and

                  (8) Investments related to Hedging Obligations, so long as such Hedging Obligations are not used for speculative purposes.

                  "PERMITTED LIENS" means:

                  (1) Liens in favor of the Enterprise or any of its Restricted Subsidiaries;

                  (2) Liens existing on this date of this Indenture, including Liens to secure Existing Indebtedness;

                  (3) Liens to secure Indebtedness pursuant to Credit Facilities permitted pursuant to clause (1) of the second paragraph of
         Section 4.09 hereof;

                  (4) Liens on property existing at the time of acquisition thereof by the Enterprise or any of its Restricted Subsidiaries; PROVIDED that those Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property;

                  (5) Liens or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligation) permitted by clause (6) of the second paragraph of Section
         4.09 hereof covering only the assets acquired with or improved with the proceeds of such Indebtedness;

                  (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (8) leases or subleases permitted pursuant to the terms of this Indenture and that are granted to others and do not in any material respect interfere with the business of the Enterprise or any Restricted Subsidiary;

                  (9) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                  (10) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (11) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of the business of the Enterprise or of any of its Restricted Subsidiaries, as the case may be, and any exceptions to title set forth in any title policies;

                  (12) Liens to secure Permitted Refinancing Indebtedness incurred pursuant to clause (5) of the second paragraph of Section 4.09 hereof; PROVIDED that such Liens are not more extensive than those securing the Indebtedness refinanced by such Permitted Refinancing Indebtedness; and

                  (13) Liens incurred in the ordinary course of business of the Enterprise or a Restricted Subsidiary with respect to obligations that do not exceed $5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property and materially impair the use thereof in the operation of business by the Enterprise; PROVIDED, HOWEVER, it is acknowledged that Permitted Liens shall not include any Lien on the land held in trust for the Tribe by the United States or any real property interest therein, including the buildings, improvements and fixtures, which shall give the holder thereof a proprietary interest in any gaming activity as prohibited by Section 11(b)(2)(A) of IGRA.

                  "PERMITTED PAYMENTS" means any of the following items to the extent that such item has been recorded as an expense, in accordance with GAAP, on the statement of operations of the Enterprise:

                  (1) payment for actual services, products or benefits rendered, performed or delivered in the ordinary course of business of the Enterprise and its Restricted Subsidiaries, which are reasonably necessary or desirable to the operation of the Enterprise, not to exceed the amount that would otherwise be paid for such services, products or benefits to a third-party in an arm's-length transaction, provided such services do not include payments or fees for government overhead of the Tribe or any unit thereof;

                  (2) fees paid to the Choctaw Gaming Commission, not to exceed 1% of gross revenues;

                  (3) any pro rata allocation of the Enterprise's portion of actual third-party costs paid by the Tribe for the direct benefit of the Enterprise and its Restricted Subsidiaries;

                  (4) allocated costs of employee benefits for employees of the Enterprise paid by the Tribe, including allocated costs of third-party administration, provided that such allocation does not include payments or fees for any government overhead of the Tribe or any unit thereof; and

                  (5) allocated costs of providing police, fire, sewage and other municipal or similar services to the Enterprise paid by the Tribe, not to exceed the pro rata portion of the actual out-of-pocket cost to the Tribe or any unit thereof.

                  "PERMITTED PEARL RIVER RESORT AMENITIES" means the Dancing Rabbit Golf Club and for-profit business ventures, such as hotel facilities and related amenities, located on the Tribe's reservation near Philadelphia, Mississippi that complement the business activities conducted at the Silver Star and Golden Moon. For the avoidance of doubt, "Permitted Pearl River Resort Amenities" shall not include any cultural center, museum, wellness center, arena or stadium.

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Enterprise or of any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Enterprise or of any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

                  (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Subsidiary Guarantee, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or such Subsidiary Guarantee, as the case may be, on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) the Indebtedness is incurred either by the Enterprise or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "PLEDGE AGREEMENT" means the Collateral Pledge and Security Agreement dated as of the Closing Date, among the Issuer and Firstar Bank, N.A., as Trustee under this Indenture, and Firstar Bank, N.A., as Collateral Agent and as Securities Intermediary.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 30, 2001, by and among the Enterprise and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Enterprise and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Enterprise to the purchaser of Additional Notes to register such Additional Notes under the Securities Act.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

                  "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global
Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

                  "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global
Note in the form of Exhibit A2 hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "RESORT" means the multi-amenity gaming and entertainment complex, located on the Tribe's reservation near Philadelphia, Mississippi, consisting of the Silver Star and the proposed Golden Moon, as described in the Offering Memorandum, and the Permitted Pearl River Resort Amenities, but excluding (i) any obsolete personal property or real property improvement determined by the Enterprise to be no longer useful or necessary to the operations or support of the Resort and (ii) any equipment leased from a third party in the ordinary course of business.

                  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

                  "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

                  "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of that Person that is not an Unrestricted Subsidiary.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES INTERMEDIARY" means Firstar Bank, N.A., as Securities Intermediary under the Pledge Agreement.

                  "SENIOR SECURED REVOLVING CREDIT FACILITY" means the $125.0 million revolving, secured credit facility evidenced by the Loan Agreement dated December 19, 2000 among the Enterprise and a syndicate of lenders led by Bank of America, N.A.

                  "SENIOR SECURED TERM LOAN FACILITY" means the amortizing secured credit facility evidenced by the Amended and Restated Term Loan Agreement dated December 19, 2000 among the Enterprise and a syndicate of lenders led by Bank of America, N.A.

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1 Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof or any Subsidiary that holds a license or permit that is material to the business of the Enterprise or any of its Restricted Subsidiaries.

                  "SILVER STAR" means the casino and resort property and related retail, dining and entertainment facilities and hotel facilities described in the Choctaw Gaming Ordinance and commonly known as "Silver Star Resort and Casino" owned by the Enterprise and located on the Tribe's reservation near Philadelphia, Mississippi, including any future improvements or expansion thereof.

                  "S&P" means Standard & Poor's Ratings Group and any successor thereof.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness which by its terms is expressly subordinate in right of payment in any respect to the payment of any obligation on the Notes.

                  "SUBSIDIARY" means:

                  (1) with respect to any specified Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other subsidiaries of that Person (or a combination thereof); and

                  (2) any instrumentality or subdivision or subunit of the Enterprise that has a separate legal existence or status or whose property and assets would not otherwise be bound by the terms of this Indenture.

                  The Tribe and any other instrumentality of the Tribe that is not also an enterprise of the Enterprise shall not be a Subsidiary of the Enterprise.

                  "SUBSIDIARY GUARANTEE" means a guarantee of the Enterprise's payment obligations under the Notes and this Indenture by a Subsidiary Guarantor in accordance with the provisions of this Indenture.

                  "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that executes a Subsidiary Guarantee of the Enterprise's payment obligations under the Notes and this Indenture in accordance with the provisions of this Indenture, and its respective successors and assigns.

                  "TEMPORARY REGULATION S LEGEND" means the legend set forth in
Section 2.07(h) hereof, which is required to be placed on the Regulation S Temporary Global Note.

                  "TIA" means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

                  "TOTAL ASSETS" means, with respect to any Person, the aggregate of all assets of such Person and its subsidiaries as would be shown on the balance sheet of such Person prepared in accordance with GAAP.

                  "TRANSACTION DATE" means, with respect to the incurrence of any Indebtedness by the Enterprise or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "TRIBAL GAMING ORDINANCE" means Ordinance 16(v), Title 15 of the Choctaw Tribal Code.

                  "TRIBAL TAX CODE" means, for purposes of this Indenture, any sales, use, room occupancy and related excise taxes, including admissions and cabaret taxes and any other tax (other than income tax) that the Tribe may impose on the Enterprise or its Restricted Subsidiaries, its patrons or operations; PROVIDED, HOWEVER, that the rate and scope of such taxes shall not be more onerous than equivalent taxes imposed by the State of Mississippi.

                  "TRIBE" means the Mississippi Band of Choctaw Indians, a sovereign Indian tribe recognized by the United States of America pursuant to 25 U.S.C. Section 476, ET SEQ.

                  "TRUSTEE" means Firstar Bank, N.A., a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Enterprise that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such
Subsidiary:

                  (1)      has no Indebtedness, other than Non-Recourse
         Indebtedness;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Enterprise or any Restricted Subsidiary of the Enterprise unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Enterprise or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Enterprise;

                  (3) is a Person with respect to which neither the Enterprise nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or
         (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Enterprise or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Enterprise as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Enterprise as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Enterprise shall be in default of such covenant. The Board of Directors of the Enterprise may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Enterprise of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between that date and the making of the payment; by

                  (2) the then outstanding principal amount of that Indebtedness.

Section 1.02      OTHER DEFINITIONS.

                                                                                         DEFINED
                                                                                            IN
        TERM                                                                             SECTION
        ----                                                                             -------
        "AFFILIATE TRANSACTION"....................................................        4.11
        "ASSET SALE OFFER".........................................................        4.10
        "AUTHENTICATION ORDER".....................................................        2.02
        "CHANGE OF CONTROL OFFER"..................................................        4.15
        "CHANGE OF CONTROL PAYMENT"................................................        4.15
        "CHANGE OF CONTROL PAYMENT DATE"...........................................        4.15
        "COVENANT DEFEASANCE"......................................................        8.03
        "DTC"......................................................................        2.01
        "EVENT OF DEFAULT".........................................................        6.01
        "EXCESS PROCEEDS"..........................................................        4.10
        "INCUR"....................................................................        4.09
        "LEGAL DEFEASANCE".........................................................        8.02
        "OFFER AMOUNT".............................................................        3.10
        "OFFER PERIOD".............................................................        3.10
        "OFFSHORE TRANSACTION".....................................................        2.07
        "PAYING AGENT".............................................................        2.03
        "PAYMENT DEFAULT"..........................................................        6.01
        "PERMITTED DEBT"...........................................................        4.09
        "PURCHASE DATE"............................................................        3.10
        "REGISTRAR"................................................................        2.04
        "RELATED JUDGMENT".........................................................       13.09
        "RELATED PROCEEDINGS"......................................................       13.09
        "REPURCHASE OFFER".........................................................        3.10
        "RESALE RESTRICTION TERMINATION DATE"......................................        2.07
        "RESTRICTED PAYMENTS"......................................................        4.07
        "SPECIFIED COURTS".........................................................       13.09
        "UNITED STATES"............................................................        2.07

Section 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Notes means the Enterprise and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                           (a)      a term has the meaning assigned to it;

                           (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                           (c)      "or" is not exclusive;

                           (d) words in the singular include the plural, and in the plural include the singular;

                           (e) provisions apply to successive events and transactions; and

                           (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01      FORM AND DATING.

                  (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons and only shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Enterprise, the Tribe and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

                  (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Enterprise and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.07(a)(ii) hereof), and (ii) an Officers' Certificate from the Enterprise. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of

Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02      EXECUTION AND AUTHENTICATION.

                  Two Officers of the Enterprise shall sign the Notes for the Enterprise by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Enterprise signed by two Officers of the Enterprise (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount of $250 million, of which $200 million will be issued on the date of this Indenture. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.08 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Enterprise to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Enterprise.

Section 2.03      METHODS OF RECEIVING PAYMENTS ON THE NOTES.

                  If a Holder of $1.0 million or more in principal amount of Notes has given wire transfer instructions to the Enterprise, the Enterprise will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Enterprise elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04      REGISTRAR AND PAYING AGENT.

                  The Enterprise shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Enterprise may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Enterprise may change any

\

Paying Agent or Registrar without prior notice to any Holder. The
Enterprise shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Enterprise fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Enterprise may act as Paying Agent or Registrar; PROVIDED, HOWEVER, that neither the Enterprise nor any of its Subsidiaries shall act as Paying Agent for purposes of Section 7 of the Pledge Agreement.

                  The Enterprise initially appoints DTC to act as Depositary with respect to the Global Notes.

                  The Enterprise initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05      PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Enterprise shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Enterprise in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Enterprise at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Enterprise or one of its Subsidiaries) shall have no further liability for the money. If the Enterprise or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Enterprise, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06      HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Enterprise shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Enterprise shall otherwise comply with TIA Section 312(a).

Section 2.07      TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Enterprise for Definitive Notes if (i) the Enterprise delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Enterprise within 120 days after the date of such notice from the Depositary; (ii) the Enterprise in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Enterprise for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and
2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and
         (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Enterprise in accordance with Section
         2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global
         Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.

                  (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.07(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the

                  Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Enterprise;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)         if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2)         if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Enterprise shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                  (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a

Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Enterprise or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Enterprise shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL NOTE TO DEFINITIVE NOTES. Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Enterprise;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)      the Registrar receives the following:


                           (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                           (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in
Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Enterprise shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                  (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                 (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
         (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Enterprise or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount at maturity of, in the case of clause
(A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the IAI Global Note.

                  (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED Global NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Enterprise;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)      the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private
Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Enterprise shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Notes so transferred.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

                  (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Enterprise;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)      the Registrar receives the following:


                           (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                           (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Enterprise to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Enterprise shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that
(x) they are not

Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Enterprise, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Enterprise shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount at maturity. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

                  (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) PRIVATE PLACEMENT LEGEND. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ENTERPRISE THAT

                           (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY

                                    (i)(a) TO A PERSON WHO THE SELLER REASONABLY
                  BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
                  (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED

                  INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ENTERPRISE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ENTERPRISE SO REQUESTS),

                                    (ii)    TO THE ENTERPRISE, OR

                                    (iii)   PURSUANT TO AN EFFECTIVE
                  REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                           (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  Notwithstanding the foregoing, any Global Note or Definitive
                  Note issued pursuant to subparagraph (b)(iv), (c)(iii),
                  (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
                  Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ENTERPRISE.

                  (h) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

                  (i) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section
2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (j)      GENERAL PROVISIONS RELATING TO TRANSFERS AND
EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Enterprise shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Enterprise's order or at the Registrar s request.

                  (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Enterprise may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Enterprise, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Enterprise shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Enterprise may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Enterprise shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) Each Holder of a Note agrees to indemnify the Enterprise and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

                  (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08      REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Enterprise and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Enterprise shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Enterprise, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Enterprise to protect the Enterprise, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Enterprise may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Enterprise and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09      OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Enterprise or an Affiliate of the Enterprise holds the Note.

                  If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount at maturity of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Enterprise, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10      TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Enterprise, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Enterprise, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11      TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Enterprise may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Enterprise considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Enterprise shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12      CANCELLATION.

                  The Enterprise at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Enterprise. The Enterprise may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13      DEFAULTED INTEREST.

                  If the Enterprise defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Enterprise shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Enterprise shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Enterprise (or, upon the written request of the Enterprise, the Trustee in the name and at the expense of the Enterprise) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14      CUSIP NUMBERS.

                  The Enterprise in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Enterprise shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE THREE
                           REDEMPTION AND PREPAYMENT;
                           SATISFACTION AND DISCHARGE

Section 3.01      NOTICES TO TRUSTEE.

                  If the Enterprise elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers Certificate setting forth
(i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

Section 3.02      SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Enterprise in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03      NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.10 hereof, at least 30 days (or, in the case of a "Special Mandatory Redemption" described in Section 3.09(b) below, 2 Business Days) but not more than 60 days before a redemption date, the Enterprise shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                  (d)      the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Enterprise defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Enterprise's request, the Trustee shall give the notice of redemption in the Enterprise's name and at its expense; PROVIDED, HOWEVER, that the Enterprise shall have delivered to the Trustee, at least 45 days (or, in the case of a "Special Mandatory Redemption" described in Section 3.09(b) below, 5 Business Days) prior to the redemption date, an Officers Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05      DEPOSIT OF REDEMPTION PRICE.

                  One Business Day prior to the redemption date, the Enterprise shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Enterprise any money deposited with the Trustee or the Paying Agent by the Enterprise in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Enterprise complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Enterprise to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Enterprise shall issue and the Trustee shall authenticate for the Holder at the expense of the Enterprise a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07      OPTIONAL REDEMPTION.

                  (a) Except as set forth in clause (b) of this Section 3.07, the Enterprise shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to April 1, 2005. Thereafter, the Enterprise may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date):

                          YEAR                                     PERCENTAGE
                          ----                                     ----------
                          2005...............................      104.6250%
                          2006...............................      102.3125%
                          2007 and thereafter................      100.0000%

                  (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08      REDEMPTION PURSUANT TO GAMING LAW.

                  (a) Notwithstanding any other provisions of this Article 3, if any Gaming Authority notifies a Holder or Beneficial Owner of the Notes that such Holder or beneficial owner obtain a license, qualification or finding of suitability under any applicable gaming law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or Beneficial Owner shall not be licensed, qualified or found suitable under applicable gaming law, then the Enterprise, at its option, may (i) to require such Holder or Beneficial Owner to dispose of such Holder's or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period or any shorter period as may be required by a Gaming Authority, in each case as described above, for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (B) the receipt of notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable or (ii) to redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (A) 100% of the principal amount thereof, (B) the price at which such Holder or Beneficial Owner acquired the Notes and (C) the fair market value of the Notes, together with, in each case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

                  (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Enterprise for services rendered or otherwise, except the redemption price of the Notes.

                  (c) The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability must pay all costs of the licenses or investigation for this qualification or finding of suitability. The Enterprise is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

Section 3.09      MANDATORY REDEMPTION.

                  (a)      Except as set forth in clause (b) of this Section
3.09 and Section 4.10 and 4.15 hereof, the Enterprise shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                  (b) In the event that the Tribe and Enterprise are not able to provide those certificates and opinions of counsel required pursuant to the terms of the Pledge Agreement for the release of the Funds, the Enterprise shall cause a notice of special mandatory redemption to be mailed no later than the second Business Day, and shall redeem the Notes, in whole, on the fifth Business Day, after the earlier of (1) receipt by the Collateral Agent from the Tribe of an Officers' Certificate certifying that the Election Committee of the Tribe has certified for election a referendum that, if approved, would have the effect of rejecting, superceding, amending, modifying or revoking, in whole or in part, any resolution of the Tribe authorizing the issuance and sale of the Notes or the performance of the obligations of the Tribe and/or the Enterprise, as the case may be, under the Purchase Agreement, this Indenture, the Notes, the Exchange Notes, the Registration Rights Agreement or the Pledge Agreement, or
(2) 83 days after the Closing Date. The special mandatory redemption price will be 101% of the aggregate principal amount of the Notes outstanding on the date of redemption plus accrued and unpaid interest to such date.

Section 3.10      REPURCHASE OFFERS.

                  In the event that, pursuant to Section 4.10 hereof, the Enterprise shall be required to commence an offer to all Holders to purchase their respective Notes (a "REPURCHASE OFFER"), it shall follow the procedures specified below.

                  The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Enterprise shall purchase at the purchase price (as determined in accordance with Section 4.10 hereof) the maximum principal amount of Notes that are required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. The offer price in any Repurchase Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

                  Upon the commencement of a Repurchase Offer, the Enterprise shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                  (a) that the Repurchase Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof, and the length of time the Repurchase Offer shall remain open;

                  (b)      the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Liquidated Damages, if any;

                  (d) that, unless the Enterprise defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Enterprise, a depositary, if appointed by the Enterprise, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Enterprise, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth his name, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased pursuant to the terms of Section 3.02 hereof (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On the Purchase Date, the Enterprise shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes (or portions thereof) were accepted for payment by the Enterprise in accordance with the terms of this Section 3.10. The Enterprise, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Enterprise for purchase, and the Enterprise, shall promptly issue a new Note. The Trustee, upon written request from the Enterprise shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Enterprise to the respective Holder thereof. The Enterprise shall publicly announce the results of the Repurchase Offer on the Purchase Date.

                  The Enterprise shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.

                  Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.11      APPLICATION OF TRUST MONEY.

                  All money deposited with the Trustee pursuant to Section 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Enterprise acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

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                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01      PAYMENT OF NOTES.

                  The Enterprise shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Enterprise or one of its Subsidiaries, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Enterprise in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Enterprise shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Enterprise shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      MAINTENANCE OF OFFICE OR AGENCY.

                  The Enterprise shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Enterprise in respect of the Notes and this Indenture may be served. The Enterprise shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Enterprise shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Enterprise may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Enterprise of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Enterprise shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Enterprise hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Enterprise in accordance with
Section 2.04 of this Indenture.

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

Section 4.03      REPORTS.

                  (a) Whether or not required by the Commission, so long as any Notes are outstanding (unless defeased in a Legal Defeasance), the Enterprise shall furnish to the Holders, within the time periods specified in the Commission's rules and regulations for such filings:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Enterprise was required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Enterprise certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Enterprise was required to file such reports;

PROVIDED that, so long as no Exchange Notes are outstanding, the Enterprise will be required to furnish any such filings for the fiscal quarters ended March 31, 2001 and June 30, 2001 to the Holders of Notes within 15 days of the time periods specified in the Commission's rules and regulations for such filings.

                  (b) Whether or not required by the Commission, the Enterprise shall file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such filing) and make such information available to securities analysts and prospective investors upon request if not obtainable from the Commission.

                  (c) For so long as any Notes remain outstanding, the Enterprise shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act if not obtainable from the Commission.

                  (d) If the Enterprise has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent that any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would (but for its or its being designated as an Unrestricted Subsidiary or Subsidiaries) constitute a Significant Subsidiary or Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Enterprise and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Enterprise.

                  (e) The Enterprise shall file with the Trustee and provide to Holders of the Notes, within 15 days after it files them with the NIGC, copies of all reports which the Enterprise is required to file with the NIGC pursuant to 25 C.F.R. Part 514.

Section 4.04      COMPLIANCE CERTIFICATE.

                  (a) The Enterprise shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Enterprise and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Enterprise has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Enterprise has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Enterprise is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable entity is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Enterprise's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Enterprise has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Enterprise shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers Certificate specifying such Default or Event of Default and what action the Enterprise is taking or proposes to take with respect thereto.

Section 4.05      TAXES.

                  The Enterprise shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      STAY, EXTENSION AND USURY LAWS.

                  The Enterprise covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Enterprise (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      RESTRICTED PAYMENTS.

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Enterprise's or any Restricted Subsidiary's Equity Interests or to the direct or indirect Holders of the Enterprise's or any Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Enterprise or dividends or distributions payable to the Enterprise or a Restricted Subsidiary);

                  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Enterprise held by the Tribe or any Affiliate of the Tribe;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee, except a payment of interest or principal at the Stated Maturity thereof;

                  (4) make any payment or distribution to the Tribe (or any agency, instrumentality or political subdivision thereof) or make any general distribution to the members of the Tribe, other than Permitted Payments and the Annual Service Payment; PROVIDED that in any calendar month only one-twelfth of the Annual Service Payment shall be permitted to be distributed; PROVIDED FURTHER that the foregoing proviso in this clause (4) shall not prohibit the distribution in any calendar month of that portion of the Annual Service Payment that such foregoing proviso would have permitted to be distributed in any prior calendar month but that was not so distributed; or

                  (5)      make any Restricted Investment;

(all payments and other actions set forth in clauses (1) through (5) being collectively referred to as "RESTRICTED PAYMENTS") unless, at the time of and after giving effect to the Restricted Payment:

                  (a) no Default or Event of Default has occurred and is continuing or would occur as a result thereof;

                  (b) the Enterprise would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least

         $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

                  (c) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Enterprise and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (1) and (2) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (i) 50% of the Consolidated Net Income of the Enterprise for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing on January 1, 2001 to the end of its most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if such Consolidated Net Income for this period is a deficit, LESS 100% of this deficit); PLUS

                           (ii) 100% of the aggregate net cash received by the Enterprise since the date hereof as a contribution to the Enterprise's common equity capital or from the issue or sale of Equity Interests of the Enterprise (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable debt securities of the Enterprise that have been converted into or exchanged for Equity Interests of the Enterprise (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary); PLUS

                           (iii) to the extent that any Restricted Investment that was made after the date hereof is sold, liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to that Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of that Restricted Investment; PLUS

                           (iv) to the extent that any Subsidiary that was designated as an Unrestricted Subsidiary after the date hereof is redesignated as a Restricted Subsidiary, the lesser of (a) the amount of the Investment in the Subsidiary treated as a Restricted Payment at and since the time that the Subsidiary was designated as an Unrestricted Subsidiary, as determined by the last paragraph of this Section 4.07 and (b) the fair market value of the Investment in the Subsidiary as of the date that it is redesignated as a Restricted Subsidiary; PLUS

                           (v)      $75.0 million.

                  So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

                  (1) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of the Enterprise or any of its Restricted Subsidiaries or of any Equity Interests of the Enterprise in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution or sale (other than to a Subsidiary) of, other Equity Interests of the Enterprise (other than Disqualified Stock); PROVIDED that the amount of the net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) above; and

                  (2) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Enterprise or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness.

                  The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Enterprise or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued pursuant to this Section 4.07 shall be determined by a majority of the Enterprise's Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Enterprise's Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Enterprise shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                  Notwithstanding any of the foregoing, at any time after the hotel and casino facilities at the Golden Moon have been open and fully operational for 180 consecutive days, if:

                  (1) no Default or Event of Default has occurred and is continuing,

                  (2) no Indebtedness of the Enterprise (other than the Notes to be issued on the date hereof and the Exchange Notes to be issued pursuant to the Registration Rights Agreement) is outstanding, except for Indebtedness not to exceed $75 million in the aggregate and otherwise permitted by the provisions of Section 4.09 hereof,

                  (3) Consolidated Cash Flow of the Enterprise for the Enterprise's most recently ended four full fiscal quarters (taken as one accounting period) for which internal financial statements are available is at least $150.0 million, and

                  (4) the ratings of the Notes (and the Exchange Notes) by each of Moody's and S&P are equal to or higher than the respective ratings of the Notes by each of such rating agencies on the date hereof, then the provisions preceding this sentence in this Section 4.07 (the "SUSPENDED COVENANT") shall no longer be applicable to the Notes from and after such time; PROVIDED, HOWEVER, that if at any time thereafter any of the criteria set forth in clauses (1) through (4) above in this sentence ceases to be satisfied, the Suspended Covenant shall be automatically reinstated (the "REINSTATED COVENANT") and all transactions by the Enterprise and its Restricted Subsidiaries that occurred during the time that such covenant was suspended and that would have violated such covenant had such covenant been in effect at the time shall be deemed not to constitute a Default or an Event of Default, as the case may be, and shall be deemed to have been in compliance with such covenant for all purposes; PROVIDED FURTHER that thereafter all transactions by the Enterprise and its Restricted Subsidiaries occurring on or after the date on which the Suspended Covenant has been reinstated shall be required to be in compliance with the Reinstated Covenant and the amount available for Restricted Payments pursuant to paragraph (c) of the Reinstated Covenant on or after the date on which the Suspended Covenant has been reinstated shall be equal to the greater of (x) the amount that would have been available for Restricted Payments pursuant to such paragraph (c) on such date had the Suspended Covenant never been suspended and after giving effect to all Restricted Payments made through such date or (y) zero. Any reinstatement of the Suspended Covenant as described in the foregoing sentence shall not preclude the subsequent suspension of the Reinstated
Covenant and reinstatement of the Suspended Covenant in accordance with the terms of this paragraph.

Section 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on its Capital Stock to the Enterprise or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Enterprise or any of its Restricted Subsidiaries;

                  (b) make loans or advances to the Enterprise or any of its Restricted Subsidiaries; or

                  (c) transfer any of its respective properties or assets to the Enterprise or any of its Restricted Subsidiaries.

                  However, the restrictions above shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1)      this Indenture, the Notes or any Subsidiary
         Guarantees;

                  (2)      the Credit Facilities;

                  (3)      the Existing Indebtedness;

                  (4)      applicable law;

                  (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Enterprise or any of its Restricted Subsidiaries as in effect at the time of the acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, the Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (6) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business;

                  (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;

                  (8) any restriction or encumbrance contained in contracts for the sale of assets permitted by this Indenture, PROVIDED that such restrictions or encumbrances relate only to the assets being sold pursuant to these contracts;

                  (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to the Lien;

                  (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (11) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

                  The Enterprise shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Enterprise and its Subsidiaries shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred equity; PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of this Indebtedness, the Enterprise may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Enterprise's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, would have been at least 2.5 to 1 if such Indebtedness is incurred prior to December 31, 2003 and 3.0 to 1 thereafter, in each case determined on a pro-forma basis (including a pro-forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of the four-quarter period. Notwithstanding the foregoing, the Enterprise shall not issue any Disqualified Stock or any type of Capital Stock that would cause the Enterprise not to be lawfully conducting gaming operations in compliance with IGRA.

                  The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following (collectively, "PERMITTED DEBT"), so long as at the time of incurrence, no Default or Event of Default has occurred and is continuing or would be caused thereby:

                  (a) the incurrence by the Enterprise of Indebtedness pursuant to the Credit Facilities, PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness incurred pursuant to this clause (a) does not exceed $125.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Enterprise or any of its Restricted Subsidiaries since the date hereof to repay Indebtedness under Credit Facilities pursuant to Section 4.10 hereof;

                  (b) the incurrence by the Enterprise of the Existing Indebtedness;

                  (c)      the incurrence by the Enterprise of the Excluded
         Debt;

                  (d) the incurrence by the Enterprise of Indebtedness represented by the Notes to be issued on the date hereof and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

                  (e) the incurrence by the Enterprise of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (b) or (d) of this paragraph;

                  (f) the incurrence by the Enterprise of Indebtedness in one or more FF&E Financings and Capital Lease Obligations to acquire or refinance furniture, fixtures or equipment incident to and useful in the Gaming Business of the Enterprise, in an aggregate principal amount under this clause (f) not to exceed $10.0 million outstanding at any one time;

                  (g) the incurrence by the Enterprise or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Enterprise and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

                           (i)      if the Enterprise or any Subsidiary
                  Guarantor is the obligor on that Indebtedness, that Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Enterprise, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

                           (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by a Person other than the Enterprise or a Restricted Subsidiary and (B) any sale or other transfer of any Indebtedness to a Person other than the Enterprise or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of Indebtedness by the Enterprise or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);

                  (h) the incurrence by the Enterprise or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms hereof to be outstanding;

                  (i) the Guarantee by the Enterprise or any Subsidiary Guarantor of Indebtedness of the Enterprise or a Restricted Subsidiary of the Enterprise that was permitted to be incurred by another provision of this Section 4.09;

                  (j) the incurrence by the Enterprise or any of its Subsidiaries of Indebtedness in connection with letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, Indebtedness with respect to reimbursement type obligations, regarding workers' compensation claims, escrow agreements, bankers' acceptances and surety and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

                  (k) Indebtedness arising from agreements of the Enterprise or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that such Indebtedness is not reflected on the balance sheet of the Enterprise or any Restricted Subsidiary (contingent obligations referred to in a footnote to the financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause);

                  (l) the incurrence from time to time and at any time by any Subsidiary Guarantor of Indebtedness represented by a Subsidiary Guarantee; and

                  (m) the incurrence by the Enterprise or any of its Restricted Subsidiaries of other Indebtedness not to exceed $15.0 million at any one time outstanding.

                  The Enterprise shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Enterprise unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Enterprise shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Enterprise solely by virtue of being unsecured.

                  For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through
(m) above, or is entitled to be incurred under the first paragraph of this
Section 4.09, the Enterprise shall be permitted to classify the item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of the item of Indebtedness, in any manner that complies with this Section 4.09.

Section 4.10      ASSET SALES.

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

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                  (a)      the Enterprise or the Restricted Subsidiary, as the
         case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of;

                  (b) the fair market value is evidenced by a resolution of the Enterprise's Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                  (c) at least 75% of the consideration therefor received by the Enterprise or its Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that:

                           (1)      any liabilities (as shown on the
                  Enterprise's or the Restricted Subsidiary's most recent balance sheet prepared in accordance with GAAP) of the Enterprise or the Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any of those assets under a customary novation agreement that unconditionally releases the Enterprise or the Restricted Subsidiary, as the case may be, from further liability shall be deemed to be cash for purposes of this Section 4.10; and

                           (2) any securities, notes or other obligations received by the Enterprise or the Restricted Subsidiary from the transferee that are promptly, but in any event within 30 days of receipt, converted by the Enterprise or the Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this provision;

PROVIDED, HOWEVER, that the Enterprise shall not be permitted to make any Asset Sale of Key Project Assets.

                  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Enterprise or the Restricted Subsidiary may apply such Net Proceeds to (i) repay permanently term Indebtedness under Credit Facilities of the Enterprise or any Restricted Subsidiary, (ii) repay revolving credit Indebtedness under Credit Facilities and correspondingly permanently reduce commitments with respect thereto, (iii) make capital expenditures or acquire other long-term assets that are used or useful in a line of business permitted under Section 4.13 hereof or irrevocably agree to use such Net Proceeds for such expenditure or acquisition, PROVIDED that such expenditure or acquisition is consummated within 365 days after the date of such irrevocable agreement, or
(iv) reduce permanently Indebtedness that is not Subordinated Indebtedness.

                  Pending the final applications of any such Net Proceeds, the Enterprise or the applicable Restricted Subsidiary may invest such Net Proceeds in any manner that is not prohibited by this Indenture.

                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Enterprise shall be required to make an Asset Sale Offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of

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

principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash, in accordance with the procedures set forth in this Indenture. If any Excess Proceeds remain after an Asset Sale Offer, the Enterprise or the Restricted Subsidiary may use the Excess Proceeds for any purpose not prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  The Enterprise shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Enterprise shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Enterprise's obligations under the Asset Sale provisions of this Indenture by virtue of that conflict.

Section 4.11      TRANSACTIONS WITH AFFILIATES.

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

                  (a) the Affiliate Transaction is on terms that are no less favorable to the Enterprise or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Enterprise or the Restricted Subsidiary with an unrelated Person;

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, the Enterprise delivers to the Trustee a resolution of its Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this Section 4.11 and that the Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and

                  (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $10.0 million or more, the Enterprise delivers to the Trustee an opinion as to the fairness to the Enterprise or the relevant Restricted Subsidiary of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  The following items shall not be deemed to be Affiliate Transactions and shall not be subject to the provisions of the prior paragraph:

                  (1) any employment agreement or arrangement entered into by the Enterprise or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Enterprise or such Restricted Subsidiary;

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

                  (2) transactions, to the extent not otherwise prohibited under this Indenture, between or among the Enterprise and/or its Restricted Subsidiaries;

                  (3) reasonable compensation paid to, and indemnities provided on behalf of, officers, directors or employees of the Enterprise or any Restricted Subsidiary;

                  (4) transactions with Persons in whom the Enterprise owns an Equity Interest, so long as the remaining equity Holders of such Persons are not Affiliates of the Enterprise or any of its Subsidiaries;

                  (5) contractual arrangements existing on the date hereof and any renewals, extensions and modifications thereof that are not materially adverse to the Holders of the Notes;

                  (6) Restricted Payments, Permitted Payments, Annual Service Payments, Permitted Investments and other payments and distributions that are permitted by Section 4.07 hereof; and

                  (7) reasonable bid preferences to Tribal members and their businesses in accordance with Tribal policy.

Section 4.12      LIENS.

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, or any proceeds, income or profits thereon, or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under this Indenture are secured on an equal and ratable basis with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority the Notes shall have with respect to such Subordinated Indebtedness) the obligation so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13      BUSINESS ACTIVITIES.

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, engage, directly or indirectly, in any business other than a Gaming Business. Neither the Enterprise nor any of its Subsidiaries is permitted hereby to conduct a Gaming Business in any gaming jurisdiction in which the Enterprise or that Subsidiary is not operating on the date hereof if the Holders of the Notes would be required to be licensed as a result thereof; PROVIDED that the provisions described in this sentence shall not prohibit the Enterprise or any of its Subsidiaries from conducting a Gaming Business in any jurisdiction that does not require the licensing or qualification of all of the Holders of the Notes, but reserves the discretionary right to require the licensing or qualification of any Holder of Notes.

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Section 4.14      EXISTENCE OF THE ENTERPRISE.

                  The Enterprise shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, in accordance with their respective organizational documents and their respective rights (contractual, charter and statutory), licenses and franchises; PROVIDED, HOWEVER, that neither the Enterprise nor any Restricted Subsidiary shall be required to preserve, with respect to itself, any license, right or franchise and, with respect to its Restricted Subsidiaries, any such existence, license, right or franchise, if its Board of Directors, or other governing body or officers authorized to make such determination, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Enterprise or any Restricted Subsidiary, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      CHANGE OF CONTROL.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Enterprise to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Enterprise shall offer to purchase the Notes for a payment in cash equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within twenty (20) days following any Change of Control, the Enterprise shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating: (i) that the Change of Control Offer is being made pursuant to this
Section 4.15 and that all Notes tendered shall be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that any Note not tendered shall continue to accrue interest; (iv) that, unless the Enterprise defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders shall be entitled to withdraw its election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Enterprise shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To


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

the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Enterprise shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of that conflict.

                  On the Change of Control Payment Date, the Enterprise shall, to the extent lawful:

                  (a) accept for payment all Notes or portions thereof properly tendered under the Change of Control Offer;

                  (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

                  (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Enterprise.

                  The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for those Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  The Enterprise shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The provisions described above that require the Enterprise to make a Change of Control Offer following a Change of Control shall apply regardless of whether any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require the Enterprise to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

                  The Enterprise shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements outlined in this Indenture applicable to a Change of Control Offer made by the Enterprise and purchases all Notes validly tendered and not withdrawn under that Change of Control Offer.

Section 4.16 LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES.

                  All of the Enterprise's Restricted Subsidiaries shall be wholly owned by the Enterprise, by one or more of its Restricted Subsidiaries or by the Enterprise and one or more of its Restricted Subsidiaries.


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

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Enterprise to any Person (other than the Enterprise or a Restricted Subsidiary of the Enterprise), unless:

                  (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and

                  (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section
         4.10 hereof.

                  In addition, the Enterprise shall not permit any of its Restricted Subsidiaries to issue any of its Equity Interests to any Person other than to the Enterprise or one or more of its Restricted Subsidiaries.

Section 4.17      DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                  The Enterprise's Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default; PROVIDED that in no event shall (i) any entity (including any Subsidiary of the Enterprise or the Enterprise or any operating division thereof) engaged in the Gaming Business be transferred to or held by an Unrestricted Subsidiary or (ii) any Key Project Assets or Gaming Licenses be transferred to an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Enterprise and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and that designation shall only be permitted if such Investment would be permitted at that time and shall reduce the amount available for Restricted Payments under the first paragraph of
Section 4.07 hereof. That designation shall only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Enterprise's Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18      PAYMENTS FOR CONSENT.

                  The Enterprise shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless that consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to that consent, waiver or agreement, as applicable.


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Section 4.19      [Not used.]

Section 4.20      MAINTENANCE OF INSURANCE.

                  Until the Notes have been paid in full, the Enterprise shall, and shall cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty. Customary insurance coverage shall be deemed to include, without limitation, the following:

                  (a) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

                  (b) comprehensive general liability insurance with minimum limits of $2.0 million;

                  (c) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $50.0 million;

                  (d) business interruption insurance; PROVIDED that such business interruption insurance shall be sufficient to pay all interest expense of the Enterprise and shall not be required until the 91st day after the date hereof; and

                  (e) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes of loss for a business of similar type and size; PROVIDED, HOWEVER, that such insurance shall provide coverage of not less than 100.0% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of the Resort or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

                  All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than VII, in each case on the date each such policy is issued to the Enterprise, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Enterprise shall deliver to the Trustee on the date hereof and each anniversary thereafter a certificate of an insurance agent describing the insurance policies obtained by the Enterprise and its Restricted Subsidiaries, together with an Officer's Certificate stating that such policies comply with this Section 4.20.


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

Section 4.21      USE OF PROCEEDS.

                  The Enterprise shall use its commercially reasonable best efforts to cause construction of the Expansion Project to be prosecuted with diligence and continuity in good and workmanlike manner materially in accordance with the plans relating to the Expansion Project as more fully described in the Offering Memorandum. The Enterprise shall repay the Senior Secured Term Loan Facility in full upon the release of the Funds from the Collateral Account.

Section 4.22      RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY.

                  Except as provided below, the Enterprise shall not lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any material portion of the Enterprise's property and assets owned or leased by the Enterprise (each, a "LEASE TRANSACTION").

                  The first paragraph of this Section 4.22 shall not prohibit any of the following Lease Transactions:

                  (a) The Enterprise may enter into a Lease Transaction with respect to any space with any Person (including, without limitation, a lease in connection with the Expansion Project for the purpose of developing, constructing, operating and managing retail establishments within the Resort), PROVIDED that:

                           (i) such Lease Transaction shall not materially interfere with, impair or detract from the operations of the Resort;

                           (ii) such Lease Transaction contains rent and such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues; and

                           (iii) such Lease Transaction complies with all applicable law, including obtaining any consent of the BIA, if required; and

                  (b) The Enterprise may enter into a management or operating agreement with respect to any of the Enterprise's property and assets with any Person; PROVIDED that

                          (i) the manager or operator has experience in managing or operating similar operations; and

                          (ii) such management or operating agreement is on commercially reasonable and fair terms to the Enterprise.

                  No Lease Transaction may provide that the Enterprise may subordinate its leasehold or fee interest to any lessee or any financing party of any lessee, and no person other than the Enterprise may conduct gaming or casino operations on any property which is the subject of a Lease Transaction.


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

Section 4.23      GAMING LICENSES.

                  The Enterprise shall use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Resort, PROVIDED that, if in the course of the exercise of its governmental or regulatory functions the Tribe is required to suspend or revoke any consent, permit or license or close or suspend any operation or any part of the Resort as a result of any noncompliance with the law, the Enterprise shall use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Resort shall be opened and fully operating.

                  The Enterprise shall file with the Trustee any Notice of Violation, Order of Temporary Closure, or Assessment of Civil Fines, from the NIGC pursuant to 25 C.F.R. Part 573 or 575 or any successor provision, and any written notice issued by, or cause of action commenced by, the State of Mississippi under Section 10 of the Compact, or any successor provision.

Section 4.24      OWNERSHIP INTERESTS IN THE ENTERPRISE.

                  Neither the Tribe nor the Enterprise shall permit any Person other than the Tribe to acquire any Ownership Interest whatsoever in the Enterprise.

Section 4.25      SUBSIDIARY GUARANTEES.

                  If the Enterprise or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the date of this Indenture, then the newly acquired or created Subsidiary shall execute a supplemental indenture setting forth its Guarantee and deliver an opinion of counsel relating to the enforceability and authorization of that Guarantee in accordance with the terms of this Indenture, pursuant to which that Restricted Subsidiary shall become a Subsidiary Guarantor, on a senior unsecured basis, of the Enterprise's payment obligations under the Notes and this Indenture; PROVIDED that this Section 4.25 shall not apply to any Subsidiary during a period when that Subsidiary has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

                  The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited so as not to constitute a fraudulent conveyance under applicable law.

                  No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.


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

                  In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then that Subsidiary Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the Capital Stock of that Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of that Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of the sale or other disposition are applied in accordance with this Indenture. In addition, in the event the Enterprise's Board of Directors designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, then that Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the designation is conducted in accordance with this Indenture.

                                  ARTICLE FIVE
                           LIQUIDATION OR DISSOLUTION

Section 5.01      LIQUIDATION OR DISSOLUTION.

                  The Enterprise shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more transactions. The Enterprise shall not consolidate or merge with or into any other Person.

                                  ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01      EVENTS OF DEFAULT.

                  Each of the following shall be an Event of Default:

                  (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

                  (b) default in payment when due of the principal of, or premium, if any, on the Notes;

                  (c) failure by the Enterprise or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.07, 4.10, 4.15 and Article Five hereof;

                  (d) failure by the Enterprise or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in this Indenture or the Notes (other than a default set forth in clause (a), (b) or (c) above);

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Enterprise or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Enterprise or any of its Restricted Subsidiaries), whether


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         the Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

                           (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                           (ii)     results in the acceleration of that
                  Indebtedness prior to its express maturity,

         and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (f) failure by the Enterprise or any of its Restricted Subsidiaries to pay final non-appealable judgments to the extent that the amount of such judgments not covered by insurance underwritten by third parties or not adequately reserved for in accordance with GAAP aggregates in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (g) failure by the Tribe to pay final non-appealable judgments to the extent that (i) such judgments provide for, create or allow recourse against the assets of the Enterprise or any of its Restricted Subsidiaries or to any revenues thereof and (ii) the amount of such judgments not covered by insurance underwritten by third parties or not adequately reserved for in accordance with GAAP aggregates in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (h) any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (i) any Gaming License is revoked, terminated or suspended or otherwise ceases to be effective resulting in the cessation or suspension of operation for a period of more than 90 consecutive days of any material portion or aspect of the Gaming Business of the Enterprise;

                  (j) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss);

                  (k) failure by the Tribe to comply with Section 10.01 for 30 days after notice to comply;

                  (l) the Enterprise or any of its Restricted Subsidiaries, pursuant to or within the meaning of Bankruptcy Law:

                           (i)      commences a voluntary case,


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                           (ii)     consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) makes a general assignment for the benefit of its creditors, or

                           (iv) generally is not paying its debts as they become due;

                  (m) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Enterprise or any of its Restricted Subsidiaries, in an involuntary case; or

                           (ii) orders the liquidation of the Enterprise or any of its Restricted Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (n) default by the Tribe under any mortgage, indenture or instrument securing or evidencing any Excluded Debt in connection with which recourse is sought against assets of the Enterprise or any of its Restricted Subsidiaries or to any revenues thereof and if that default:

                           (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Excluded Debt prior to the expiration of the grace period provided in such Excluded Debt on the date of such default (a "TRIBAL PAYMENT DEFAULT"); or

                           (ii) results in the acceleration of that Excluded Debt prior to its express maturity,

         and, in each case, the principal amount of that Excluded Debt, together with the principal amount of any other Excluded Debt under which there has been a Tribal Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (o) failure by the Tribe to be a sovereign Indian tribe recognized by the United States of America pursuant to 25 U.S.C.ss.476, et seq.; or

                  (p) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms (other than in accordance with its terms) or the Enterprise denies or disaffirms its obligations under the Pledge Agreement or the obligations under the Pledge Agreement cease to be secured by a perfected first priority security interest in any portion of the collateral purported to be pledged under the Pledge Agreement (other than in accordance with is terms).

Section 6.02      ACCELERATION.

                  If any Event of Default (other than an Event of Default specified in clauses (l) or (m) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in


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principal amount of the then outstanding Notes may declare all principal, premium, if any, accrued interest and Liquidated Damages, if any, of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. If any Event of Default specified in clauses (l) or (m) of Section 6.01 occurs and is continuing, then the principal, premium, if any, accrued interest and Liquidated Damages, if any, on the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder.

                  If any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by the Enterprise or on its behalf with the intention of avoiding payment of the premium that the Enterprise would have had to pay if it then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to April 1, 2005, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Enterprise with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03      OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Liquidated Damages, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      WAIVER OF PAST DEFAULTS.

                  Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee, may on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      CONTROL BY MAJORITY.


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                  Holders of a majority in principal amount of the then
outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

Section 6.06      LIMITATION ON SUITS.

                  A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in connection with the request or direction;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


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Section 6.08      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Enterprise for the whole amount of principal of, premium, if any, interest, and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Enterprise or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without

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         preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively; and

                  Third: to the Enterprise or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in aggregate Accreted Value of the then outstanding Notes.

Section 6.12      RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Enterprise, the Trustee and the Holders shall, subject to any final determination in such proceeding and/or defenses and/or counterclaims available to the Issuer, be restored severally and respectively to its former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

                                 ARTICLE SEVEN
                                     TRUSTEE

Section 7.01      DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


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                  (ii)     in the absence of bad faith on its part, the Trustee
         may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      CERTAIN RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.


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                  (d)      The Trustee shall not be liable for any action it
takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Enterprise shall be sufficient if signed by an Officer of the Enterprise.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Enterprise or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Enterprise's use of the proceeds from the Notes or any money paid to the Enterprise or upon the Enterprise's direction under any provision of this Indenture, it shall not be responsible for the use or application of any


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money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Enterprise and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Enterprise shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

                  At the expense of the Enterprise, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Notes to any Gaming Authority when requested to do so by the Enterprise.

                  At the express direction of the Enterprise and at the Enterprise's expense, the Trustee shall provide any Gaming Authority with:

                  (a) copies of all notices, reports and other written communications which the Trustee gives to Holders;

                  (b) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Enterprise so directs;

                  (c) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default of Event of Default hereunder;

                  (d) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;


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                  (e)      notice of any transfer or assignment of rights under
         this Indenture known to the Trustee within five Business Days thereof; and

                  (f) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

                  To the extent requested by the Enterprise and at the Enterprise's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

Section 7.07      COMPENSATION AND INDEMNITY.

                  The Enterprise shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Enterprise. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Enterprise shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Enterprise shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Enterprise (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Enterprise or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Enterprise promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Enterprise shall not relieve the Enterprise of its obligations hereunder. The Enterprise shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Enterprise shall pay the reasonable fees and expenses of such counsel. The Enterprise need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Enterprise under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Enterprise's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(l) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


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                  The Trustee shall comply with the provisions of TIA Section
313(b)(2) to the extent applicable.

Section 7.08      REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Enterprise and applicable Gaming Authorities. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Enterprise in writing. The Enterprise may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Enterprise shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Enterprise.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Enterprise, or the Holders of a majority in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall take all steps necessary or advisable to be approved by applicable Gaming Authorities, if required, and deliver a written acceptance of its appointment to the retiring Trustee and to the Enterprise. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement


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of the Trustee pursuant to this Section 7.08, the Enterprise's obligations under Section 7.07 hereof shall continue for the benefit of the retiring
Trustee.

Section 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee; PROVIDED, HOWEVER, such Person shall be otherwise eligible and qualified under this Article and in accordance with any applicable rules or regulations of Gaming Authorities.

Section 7.10      ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST ENTERPRISE.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Enterprise in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Enterprise held by the Trustee; PROVIDED, HOWEVER, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be PARI PASSU with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

Section 7.12      AUTHORIZATION OF TRUSTEE TO TAKE OTHER ACTIONS.

                  The Trustee and its directors, officers, employees and Affiliates shall cooperate with all Gaming Authorities and provide such information and documentation as may from time to time be requested thereby.

                                 ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Enterprise may, at the option of the Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or


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8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02      LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Enterprise's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Enterprise shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Enterprise shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Enterprise, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due,

                  (b) the Enterprise's obligations with respect to such Notes under Article Two and Section 4.02 hereof,

                  (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Enterprise's obligations in connection herewith, and

                  (d)      this Article Eight.

                  Subject to compliance with this Article Eight, the Enterprise may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      COVENANT DEFEASANCE.

                  Upon the Enterprise's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Enterprise shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.20, 4.21, 4.22, 4.23, 4.24 and
4.25 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Enterprise may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth


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in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Enterprise's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) though (f) shall not constitute Events of Default.

Section 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  (a) the Enterprise must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest, premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Enterprise must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Enterprise shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Enterprise has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Enterprise shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and is continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as Section 6.01(l) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;


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                  (e)      such Legal Defeasance or Covenant Defeasance shall
         not result in a breach or violation of, or constitute a default under, any material agreement or instrument except with respect to the borrowing of funds described in clause (d) above, or any other material agreement or instrument to which the Enterprise or any of its Subsidiaries are a party or by which the Enterprise or any of its Subsidiaries are bound;

                  (f) the Enterprise shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Notes over other creditors of the Enterprise or with the intent of defeating, hindering, delaying or defrauding creditors of the Enterprise or others;

                  (g) the Enterprise shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (h) the Enterprise shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

Section 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Enterprise acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Enterprise shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Enterprise from time to time upon the request of the Enterprise any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


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Section 8.06      REPAYMENT TO THE ENTERPRISE.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Enterprise, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Enterprise on its request or (if then held by the Enterprise) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Enterprise for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Enterprise as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Enterprise cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Enterprise.

Section 8.07      REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Enterprise's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Enterprise makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Enterprise shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, the Enterprise and the Trustee may amend or supplement this Indenture, the Pledge Agreement or the Notes without the consent of any Holder of a Note:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of Definitive Notes;


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                  (c)      to provide for the assumption of the Enterprise's
         obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Enterprise's assets;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

PROVIDED, HOWEVER, that in the case of a change pursuant to clause (a) above, the Enterprise shall deliver to the Trustee an Opinion of Counsel stating that the change does not adversely affect the rights of any Holder.

                  Upon the request of the Enterprise accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Enterprise in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, the Enterprise and the Trustee may amend or supplement this Indenture, the Pledge Agreement or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  The Enterprise may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90


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days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                  Upon the request of the Enterprise accompanied by a resolution of its Board of Directors, as applicable, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Enterprise in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Enterprise shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Enterprise to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Enterprise with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10 and 4.15 hereof;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes (including Additional Notes, if any) by the Holders of at least a majority in aggregate principal amount of Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;


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                  (g)      waive a redemption payment with respect to any Note
         (other than relating to Sections 4.15);

                  (h) amend or modify the obligations of the Enterprise to make offers to purchase Notes and Additional Notes, if any, pursuant to
         Section 3.09(b); and

                  (i) make any change in the preceding amendment and waiver provisions.

                  Without the consent of Holders of at least 66?% of the aggregate outstanding principal amount of each of the Notes, the Enterprise may not amend, alter or waive the provisions set forth in Section 4.15 hereof.

Section 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Enterprise in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Enterprise may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers'

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Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE TEN
                             COVENANTS OF THE TRIBE

Section 10.01     COVENANTS OF THE TRIBE.

                  (a) The Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies, instrumentalities or enterprises, directly or indirectly, except as required by federal or state law, to do any of the following:

                  (1) increase or impose any tax or other payment obligation on the Enterprise or on any patrons of, or any activity at, the Resort other than:

                           (A) payments which are due under any agreement in effect on the date of this Indenture or payments which are not materially adverse to the economic interests of Holders of the Notes;

                           (B) payments which the Enterprise has agreed to reimburse each Holder of Notes for the economic effect thereof, if any;

                           (C) Annual Service Payments, Permitted Payments or payments that correspondingly reduce the Restricted Payments otherwise payable to the Tribe; or

                           (D)      pursuant to the Tribal Tax Code;

                  (2) amend the Tribal Gaming Ordinance in effect on the date of this Indenture (unless any such amendment is a legitimate effort to ensure that the Enterprise and the Resort conduct gaming operations in a manner that is consistent with applicable laws, rules and regulations or that protects the environment, the public health and safety, or the integrity of the Enterprise or the Resort), restrict or eliminate the exclusive right of the Enterprise to conduct Gaming Business in a manner that would be materially adverse to the economic interests of Holders of the Notes;

                  (3) take any other action, enter into any agreement, amend its constitution or enact any ordinance, law, rule or regulation that would have a material adverse effect on the economic interests of Holders of the Notes; PROVIDED that nothing herein shall restrict the ability of the Tribe, directly or indirectly, to engage in any business operation, including a Gaming Business, outside of the Enterprise;

                  (4) waive its sovereign immunity in any manner that would create recourse to the assets of the Enterprise and its Restricted Subsidiaries or to any revenues thereof;


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                  (5)      enact any statute, law, ordinance or rule that would
         have a material adverse effect on the rights of the Trustee or the Holders of the Notes under this Indenture or the Notes;

                  (6) except with the consent of a majority of Holders of the Notes, directly or indirectly impose, tax or otherwise make a charge on the Notes, this Indenture or any payments or deposits to be made hereunder;

                  (7) permit or incur any consensual liability of the Tribe (or of any other instrumentality, enterprise or subunit of the Tribe) that is a legal obligation of the Enterprise or any of its Restricted Subsidiaries, for which the assets of the Enterprise or any of its Restricted Subsidiaries may be bound or for which there may be recourse to the assets of the Enterprise or any of its Restricted Subsidiaries, other than a liability of the Enterprise or any of its Restricted Subsidiaries are permitted or not prohibited from incurring on their own behalf under this Indenture;

                  (8) pursuant to or within the meaning of bankruptcy law, appoint or consent to the appointment of a custodian of the Enterprise for all or substantially all of the assets of the Enterprise;

                  (9) enact any bankruptcy law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Trustee or the Holders of the Notes provided for in this Indenture or the Notes; or

                  (10) exercise any power of eminent domain over the assets of the Enterprise or any of its Restricted Subsidiaries (other than any such exercise that would not materially affect the economic rights and benefits of the Trustee or the Holders of the Notes).

                  (b) The Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Enterprise, its Restricted Subsidiaries or the Resort, the Holders of the Notes will be entitled to receive payment in full in respect to all principal, premium, interest and other amounts owing in respect of the Notes before any payment or any distribution to the Tribe.

                  (c) In the event that the Tribe receives any payment from the Enterprise at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the written request of the Trustee or the Enterprise, to the Enterprise.

                  (d) The Tribe agrees that the Enterprise shall have sole and exclusive jurisdiction to operate the Silver Star and the Golden Moon.

                  (e) Any action taken by the Tribe to comply with federal or state law that would otherwise violate this Section 10.01 shall be taken only after 30 days prior written notice to the Trustee, to the extent such notice is possible under the federal or state law, accompanied


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by an Officers' Certificate and Opinion of Counsel that such action is required by federal or state law.

                                 ARTICLE ELEVEN
                      LIMITED WAIVER OF SOVEREIGN IMMUNITY

Section 11.01     LIMITED WAIVER OF SOVEREIGN IMMUNITY.

                  The Tribe does not consent to the enforcement, levy or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that the Tribe and the Enterprise waive their respective sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by the Trustee (or by the Holders of Notes or their respective representatives), to interpret or enforce the terms of this Indenture or the Notes, and to enforce and execute any judgment resulting therefrom:

                  (1) for the sole purpose of compelling the Tribe to return any prohibited payment made to the Tribe as described in Section 10.01(c) hereof, against any assets of the Business Enterprise Division of the Tribe, but in no event against any assets of the Government Services Division of the Tribe, and

                  (2) in all other circumstances, first against any assets of the Enterprise and second against any assets of the Business Enterprise Division of the Tribe, but in no event against any assets of the Government Services Division of the Tribe; PROVIDED that the Tribe and the Enterprise consent to the enforcement and execution of any such judgment against any such assets of the Business Enterprise Division of the Tribe pursuant to this clause (2) only in the event that the Tribe has failed to faithfully and fully comply with any of the provisions under Article Ten.

                  Notwithstanding any other provision of law or canon of construction, the Tribe and the Enterprise each intend this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Indenture or the Notes. Without limiting the generality of the foregoing, and subject to the foregoing, the Tribe and the Enterprise waive their respective immunity from unconsented suit to permit any court of competent jurisdiction or arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association, to:

                  (a) enforce and interpret the terms of this Indenture and the Notes, and award and enforce the award of damages owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings, or arbitration;

                  (b) determine whether any consent or approval of the Tribe or the Enterprise has been improperly granted or unreasonably withheld;

                  (c) enforce any judgment prohibiting the Tribe or the Enterprise from taking any action, or mandating or obligating the Tribe or the Enterprise to take any action,

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

         including a judgment compelling the Tribe or Enterprise to submit to binding arbitration; and

                  (d) as to a court only, but not arbitrators, adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C.
         Section 1302 (or any successor statute).

                                 ARTICLE TWELVE
                           SATISFACTION AND DISCHARGE

Section 12.01     SATISFACTION AND DISCHARGE.

                  This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

                  (a)      either:

                           (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Enterprise) have been delivered to the Trustee for cancellation; or

                           (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Enterprise has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, accrued interest and Liquidated Damages, if any, to the date of maturity or redemption;

                  (b) no Default or Event of Default shall have occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Enterprise is a party or by which it is bound;

                  (c) the Enterprise has paid or caused to be paid all sums payable by it under this Indenture; and

                  (d) the Enterprise has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                  The Enterprise shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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

                  Notwithstanding the above, the Trustee shall pay to the Enterprise from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Thirteen.

Section 12.02 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the "TRUSTEE") pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Enterprise acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money be segregated from other funds except to the extent required by law.

Section 12.03     REPAYMENT TO THE ENTERPRISE.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Enterprise, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Enterprise on its request or (if then held by the Enterprise) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Enterprise for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Enterprise as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Enterprise cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Enterprise.

                               ARTICLE THIRTEEN
                                MISCELLANEOUS

Section 13.01     TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02     NOTICES.

                  Any notice or communication by the Enterprise or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Enterprise:

                  The Mississippi Band of Choctaw Indians
                  d/b/a Choctaw Resort Development Enterprise
                  P.O. Box 6090, Choctaw Branch
                  Philadelphia, MS  39350
                  Telecopier No.:  601-656-9058
                  Attention:  James Clancy, Attorney General, and Jean Shepherd,
                    Comptroller

                  With copies to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, NY  10022
                  Telecopier No.:  (212) 751-4864
                  Attention:  Raymond Lin

                  Rome McGuigan Sabanosh, P.C.
                  One State Street
                  Hartford, CT 06103
                  Telecopier : (860) 724-3921
                  Attention : Helga M. Woods

                  If to the Tribe:

                  The Mississippi Band of Choctaw Indians
                  P.O. Box 6090, Choctaw Branch
                  Philadelphia, MS  39350
                  Telecopier No.:  601-656-9058
                  Attention:  James Clancy, Attorney General, and Jean Shepherd,
                    Comptroller

                  With copies to:

                  Rome McGuigan Sabanosh, P.C.
                  One State Street
                  Hartford, CT 06103
                  Telecopier : (860) 724-3921
                  Attention : Helga M. Woods

                  If to the Trustee:

                  Firstar Bank, N.A.
                  101 East Fifth Street
                  St. Paul, MN  55101
                  Telecopier No.:  (651) 229-6415
                  Attention:  Frank Leslie

                  The Enterprise or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Enterprise mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Enterprise, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Enterprise to the Trustee to take any action under this Indenture, the Enterprise shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06     RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07     NO PERSONAL LIABILITY OF TRIBE OR CERTAIN INDIVIDUALS.

                  Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or stockholder of the Enterprise or the Tribe or holder of an Ownership Interest of the Enterprise or any of its Subsidiaries shall have any liability for any of the Enterprise's or any Subsidiary Guarantors' obligations under the Notes, this Indenture, any Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder of Notes by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. Other than as specifically set forth in this Indenture, nothing contained herein shall constitute a waiver of the sovereign immunity of either the Enterprise or the Tribe.

Section 13.08     GOVERNING LAW.

                  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE. THE TRIBE, THE ENTERPRISE AND THE TRUSTEE HEREBY AGREE THAT THE TRANSACTIONS UNDER THIS INDENTURE, INCLUDING THE EXECUTION OF THIS INDENTURE, THE LENDING OF MONEY AND THE ISSUANCE OF THE NOTES, OCCURRED OUTSIDE THE TRIBE'S RESERVATION IN THE STATE OF NEW YORK.

Section 13.09     CONSENT TO JURISDICTION.

                  Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.10     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Enterprise or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11     SUCCESSORS.

                  All agreements of the Tribe and the Enterprise in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12     SEVERABILITY.

                  In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13     COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14     ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Enterprise. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Enterprise if made in the manner provided in this Section 13.14.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

                  (d) If the Enterprise shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Enterprise may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Enterprise shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Enterprise in reliance thereon, whether or not notation of such action is made upon such Note.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15     BENEFIT OF INDENTURE.

                  Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               SIGNATURES

                                     THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                     D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE



                                     By:  /s/ PHILLIP MARTIN
                                        ----------------------------------
                                     Name:     Phillip Martin
                                     Title:       Chairman of the Board

                                     By:  /s/ HARRISON BEN
                                        ----------------------------------
                                     Name:     Harrison Ben
                                     Title:       Secretary-Treasurer

                                     THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                     (solely with respect to its obligations
                                     under Section 4.24 and Articles X and XI)

                                     By:  /s/ PHILLIP MARTIN
                                        ----------------------------------
                                     Name:     Phillip Martin
                                     Title:       Tribal Chief

                                     By:  /s/ HARRISON BEN
                                        ----------------------------------
                                     Name:     Harrison Ben
                                     Title:       Secretary-Treasurer

                                     FIRSTAR BANK, N.A.



                                     By:  /s/ FRANK LESLIE
                                        ----------------------------------
                                     Name:     Frank Leslie
                                     Title:       Vice President

                                                                    EXHIBIT A1

                                 [Face of Note]

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ENTERPRISE.

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE (THE "ENTERPRISE") THAT

                  (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY

                           (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES
                  IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
                  (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN

                                            A1-1

                  RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ENTERPRISE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ENTERPRISE SO REQUESTS,

                           (ii)     TO THE ENTERPRISE, OR

                           (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.


                                            A1-2

                                                               CUSIP  17037NAA8

No. R-001                                              **$                  **
                                                          ------------------





                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A

                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                          9 1/4% Senior Notes due 2009

Issue Date:  March 30, 2001


                  The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "ENTERPRISE" which term includes any successor under the Indenture hereinafter referred to), a business enterprise of the Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and sovereign nation (the "TRIBE"), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [Amount of Note] ($ ) on April 1, 2009.

Interest Payment Dates:  April 1 and October 1, commencing October 1, 2001.


Record Dates:  March 15 and September 15.


                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                            A1-3

                  IN WITNESS WHEREOF, the Enterprise has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE


                                  By:/s/ PHILLIP MARTIN
                                     -------------------------------------------
                                       Name:        Phillip Martin
                                       Title:       Chairman of the Board

                                  By:/s/ HARRISON BEN
                                     -------------------------------------------
                                       Name:        Harrison Ben
                                       Title:       Secretary-Treasurer

This is one of the 9 1/4% Senior Notes due 2009 described in the within-mentioned Indenture.

Dated:



FIRSTAR BANK, N.A.,

as Trustee

By:
   -----------------------------------
          Authorized Signatory

                                            A1-4

                             [Reverse Side of Note]

                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A


                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                          9 1/4% Senior Notes due 2009

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. The Enterprise promises to pay interest on the principal amount of this Note at 9 1/4% per annum from the date herof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Enterprise shall pay interest and Liquidated Damages, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED FURTHER that the first Interest Payment Date shall be October 1, 2001. The Enterprise shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Enterprise shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Enterprise maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Enterprise, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Enterprise or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A1-5

                  3. PAYING AGENT AND REGISTRAR. Initially, Firstar Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Enterprise may change any Paying Agent or Registrar without notice to any Holder. The Enterprise or any of its Restricted Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Enterprise issued the Notes under an Indenture dated as of March 30, 2001 ("INDENTURE") among the Enterprise, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Enterprise limited to $200,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that up to $50.0 million of Additional Notes may be issued thereunder.

                  5. OPTIONAL REDEMPTION. Except as set forth in paragraphs 6, 7 and 8 below, the Enterprise shall not have the option to redeem the Notes prior to April 1, 2005. Thereafter, the Enterprise shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below (subject to the right of Holder on the relevant record date to receive interest due on the related Interest Payment Date):

         YEAR                                                       PERCENTAGE
         ----                                                       ----------
         2005................................................        104.6250%
         2006................................................        102.3125%
         2007 and thereafter.................................        100.0000%

                  6. GAMING REDEMPTION. (a) If any Gaming Authority in any jurisdiction in which the Enterprise or any of its Subsidiaries conducts gaming requires that a Holder or Beneficial Owner of the Notes obtain a license, qualification or finding of suitability under any applicable Gaming Laws and the Holder or Beneficial Owner does not apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner shall not be licensed, qualified or found suitable, then the Enterprise, at its option, may (i) require such Holder or Beneficial Owner to dispose of such Holder or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability, or (B) the receipt of the notice from the Gaming Authority that the Holder or beneficial owner shall not be licensed, qualified or found suitable or
(ii) redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (A) 100% of the principal amount thereof or (B) the price at which such Holder or Beneficial Owner acquired the Notes, and (C) the fair market value of the Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or the date of the finding of unsuitability by such

                                            A1-6

Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority.

                  (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall have no further right (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Enterprise for services rendered or otherwise, except the redemption price of the Notes.

                  (c) The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability must pay all costs of the licenses or investigation for this qualification or finding of suitability. The Enterprise are not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability. The Enterprise is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

                  7. MANDATORY REDEMPTION. (a) Except as set forth in Paragraph 8 below and clause (b) of this paragraph 7, the Enterprise shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                  (b) In the event that the Tribe and Enterprise are not able to provide those certificates and opinions of counsel required pursuant to the terms of the Pledge Agreement for the release of the Funds, the Enterprise shall cause a notice of special mandatory redemption to be mailed no later than the second Business Day, and shall redeem the Notes, in whole, on the Fifth Business Day, after the earlier of (1) certification by the Tribe and the Enterprise that a tribal referendum has been certified for election, which, if approved, could affect the ability of the Tribe to perform its obligations relating to the Notes, or (2) 83 days after the Closing Date. The special mandatory redemption price will be 101% of the aggregate principal amount of the Notes outstanding on the date of redemption plus accrued and unpaid interest to such date.

                  8. REPURCHASE AT OPTION OF HOLDER. (a) If there is a Change of Control, the Enterprise shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 20 days following any Change of Control, the Enterprise shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                  (b) When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $10.0 million, the Enterprise shall commence an offer ("ASSET SALE OFFER") pursuant to Section 4.10 of the Indenture to all Holders of Notes to purchase the maximum

                                            A1-7
principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Enterprise or the Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                  9. SELECTION AND NOTICE OF REDEMPTION. If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by any method as the Trustee deems fair and appropriate. No Notes of $1,000 or less may be redeemed in part. Except as otherwise provided in the Indenture, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Enterprise may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Enterprise is not required to transfer or exchange any Note selected for redemption. Also, the Enterprise is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.

                  12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Enterprise's obligations to Holders of the Notes in

                                            A1-8
case of a merger or consolidation or sale of all or substantially all of the assets of the Enterprise, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

                  13. DEFAULTS AND REMEDIES. In the case of an Event of Default, as defined in the Indenture arising from certain events of bankruptcy or insolvency with respect to the Enterprise or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately and automatically without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes.

                  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Enterprise or on their behalf with the intention of avoiding payment of the premium that the Enterprise would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2005, by reason of any willful action (or inaction) taken (or not taken) by the Enterprise or on its behalf with the intention of avoiding the prohibition on redemption of the Notes prior to April 1, 2005, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

                  14. TRUSTEE DEALINGS WITH ENTERPRISE. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Enterprise or its Affiliates, and may otherwise deal with the Enterprise or its Affiliates, as if it were not the Trustee.

                  15. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or stockholder of the Enterprise or the Tribe or holder of an Ownership Interest of the Enterprise or any of its Subsidiaries will have any liability for any of the Enterprise's or any Subsidiary Guarantors' obligations under the Notes, the Indenture, any Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder by accepting a

                                            A1-9

Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.

                  16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 30, 2001, between the Enterprise and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Enterprise and the other parties thereto, relating to rights given by the Enterprise to the purchasers of Additional Notes (the "REGISTRATION RIGHTS AGREEMENT").

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Enterprise has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Enterprise shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  The Mississippi Band of Choctaw Indians d/b/a
                  Choctaw Resort Development Enterprise
                  P.O. Box 6090, Choctaw Branch
                  Philadelphia, MS  39350
                  Telecopier No.(601) 656-9058
                  Attention:  Jean Shepherd, Comptroller

                  and

                  Attorney General of The Mississippi Band of Choctaw Indians 345 Industrial Drive
                  Philadelphia, MS  39350
                  Attention:  James Clancy

                                            A1-10

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Enterprise. The agent may substitute another to act for him.


Date:
      ---------------------

                              Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                                   on the face of this Note)


Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                            A1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Enterprise pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     / / Section 4.10    / / Section 4.15

                  If you want to elect to have only part of the Note purchased by the Enterprise pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $_________________



Date:
      ---------------------



                              Your Signature:
                                              ----------------------------------
                                           (Sign exactly as your name appears
                                                on the face of this Note)

                              Tax Identification No.:
                                                      --------------------------



Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    A1-12

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                        Principal Amount at
                        Amount of Decrease in  Amount of Increase in         Maturity             Signature of
                         Principal Amount at    Principal Amount at     of this Global Note    Authorized Officer
                              Maturity                Maturity            Following such          of Trustee or
   Date of Exchange      of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
   ----------------      -------------------    -------------------   ----------------------     --------------





                                    A1-13

                                                                      EXHIBIT A2

                                 [Face of Note]

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ENTERPRISE.

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE (THE "ENTERPRISE") THAT

                  (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY

                           (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE


                                      A2-1

                  SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
                  (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ENTERPRISE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ENTERPRISE SO REQUESTS),

                           (ii)     TO THE ENTERPRISE, OR

                           (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.


                                      A2-2

                                                              CUSIP  U17017AA9

No. S-001                                                  **$               **
                                                              ---------------





                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A

                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                          9 1/4% Senior Notes due 2009

Issue Date:  March 30, 2001


                  The Mississippi Band of Choctaw Indians d/b/a Choctaw
Resort Development Enterprise (the "ENTERPRISE" which term includes any successor under the Indenture hereinafter referred to), a business enterprise of the Mississippi Band of Choctaw Indians, a federally recognized Indian
Tribe and sovereign nation (the "TRIBE"), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [Amount of Note] ($_____) on April, 2009.

Interest Payment Dates:  April 1 and October 1, commencing October 1, 2001.


Record Dates:  March 15 and September 15.


                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      A2-3

                  IN WITNESS WHEREOF, the Enterprise has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                   THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE


                                   By: /s/ PHILLIP MARTIN
                                      -----------------------------------------
                                        Name:        Phillip Martin
                                        Title:       Chairman of the Board

                                   By:/s/ HARRISON BEN
                                      -----------------------------------------
                                        Name:        Harrison Ben
                                        Title:       Secretary- Treasurer

This is one of the 9 1/4% Senior Notes due 2009 described in the within-mentioned Indenture.

Dated:





FIRSTAR BANK, N.A.,

as Trustee

By:
   ----------------------------------
         Authorized Signatory



                                      A2-4

                             [Reverse Side of Note]

                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A

                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                          9 1/4% Senior Notes due 2009

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. The Enterprise promises to pay interest on the principal amount of this Note at 9 1/4% per annum from the date herof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Enterprise shall pay interest and Liquidated Damages, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED FURTHER that the first Interest Payment Date shall be October 1, 2001. The Enterprise shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Enterprise shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Enterprise maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Enterprise, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Enterprise or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A2-5

                  3. PAYING AGENT AND REGISTRAR. Initially, Firstar Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Enterprise may change any Paying Agent or Registrar without notice to any Holder. The Enterprise or any of its Restricted Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Enterprise issued the Notes under an Indenture dated as of March 30, 2001 ("INDENTURE") among the Enterprise, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Enterprise limited to $200,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that up to $50.0 million of Additional Notes may be issued thereunder.

                  5. OPTIONAL REDEMPTION. Except as set forth in paragraphs 6, 7 and 8 below, the Enterprise shall not have the option to redeem the Notes prior to April 1, 2005. Thereafter, the Enterprise shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below (subject to the right of Holder on the relevant record date to receive interest due on the related Interest Payment Date):

         YEAR                                                       PERCENTAGE
         ----                                                       ----------
         2005................................................        104.6250%
         2006................................................        102.3125%
         2007 and thereafter.................................        100.0000%

                  6. GAMING REDEMPTION. (a) If any Gaming Authority in any jurisdiction in which the Enterprise or any of its Subsidiaries conducts gaming requires that a Holder or Beneficial Owner of the Notes obtain a license, qualification or finding of suitability under any applicable Gaming Laws and the Holder or Beneficial Owner does not apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner shall not be licensed, qualified or found suitable, then the Enterprise, at its option, may (i) require such Holder or Beneficial Owner to dispose of such Holder or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability, or (B) the receipt of the notice from the Gaming Authority that the Holder or beneficial owner shall not be licensed, qualified or found suitable or
(ii) redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (A) 100% of the principal amount thereof or (B) the price at which such Holder or Beneficial Owner acquired the Notes, and (C) the fair market value of the Notes,

                                      A2-6
together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority.

                  (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall have no further right (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Enterprise for services rendered or otherwise, except the redemption price of the Notes.

                  (c) The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability must pay all costs of the licenses or investigation for this qualification or finding of suitability. The Enterprise are not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability. The Enterprise is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

                  7. MANDATORY REDEMPTION. (a) Except as set forth in Paragraph 8 below and clause (b) of this paragraph 7, the Enterprise shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                  (b) In the event that the Tribe and Enterprise are not able to provide those certificates and opinions of counsel required pursuant to the terms of the Pledge Agreement for the release of the Funds, the Enterprise shall cause a notice of special mandatory redemption to be mailed no later than the second Business Day, and shall redeem the Notes, in whole, on the Fifth Business Day, after the earlier of (1) certification by the Tribe and the Enterprise that a tribal referendum has been certified for election, which, if approved, could affect the ability of the Tribe to perform its obligations relating to the Notes, or (2) 83 days after the Closing Date. The special mandatory redemption price will be 101% of the aggregate principal amount of the Notes outstanding on the date of redemption plus accrued and unpaid interest to such date.

                  8. REPURCHASE AT OPTION OF HOLDER. (a) If there is a Change of Control, the Enterprise shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 20 days following any Change of Control, the Enterprise shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                                      A2-7

                  (b) When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $10.0 million, the Enterprise shall commence an offer ("ASSET SALE OFFER") pursuant to Section 4.10 of the Indenture to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Enterprise or the Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                  9. SELECTION AND NOTICE OF REDEMPTION. If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by any method as the Trustee deems fair and appropriate. No Notes of $1,000 or less may be redeemed in part. Except as otherwise provided in the Indenture, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Enterprise may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Enterprise is not required to transfer or exchange any Note selected for redemption. Also, the Enterprise is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.

                  12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder

                                      A2-8
of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Enterprise's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Enterprise, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

                  13. DEFAULTS AND REMEDIES. In the case of an Event of Default, as defined in the Indenture arising from certain events of bankruptcy or insolvency with respect to the Enterprise or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately and automatically without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes.

                  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Enterprise or on their behalf with the intention of avoiding payment of the premium that the Enterprise would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2005, by reason of any willful action (or inaction) taken (or not taken) by the Enterprise or on its behalf with the intention of avoiding the prohibition on redemption of the Notes prior to April 1, 2005, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

                  14. TRUSTEE DEALINGS WITH ENTERPRISE. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Enterprise or its Affiliates, and may otherwise deal with the Enterprise or its Affiliates, as if it were not the Trustee.

                  15. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or stockholder of the Enterprise or the Tribe or holder of an Ownership Interest of the Enterprise or any of its Subsidiaries will have any liability for any of the Enterprise's or any Subsidiary Guarantors'

                                      A2-9
obligations under the Notes, the Indenture, any Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.

                  16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 30, 2001, between the Enterprise and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Enterprise and the other parties thereto, relating to rights given by the Enterprise to the purchasers of Additional Notes (the "REGISTRATION RIGHTS AGREEMENT").

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Enterprise has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Enterprise shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  The Mississippi Band of Choctaw Indians d/b/a
                  Choctaw Resort Development Enterprise
                  P.O. Box 6090, Choctaw Branch
                  Philadelphia, MS  39350
                  Telecopier No.(601) 656-9058
                  Attention:  James Clancy, Attorney General, and Jean Shepherd,
                              Comptroller

                  and

                  Attorney General of The Mississippi Band of Choctaw Indians 345 Industrial Drive
                  Philadelphia, MS  39350
                  Attention:  James Clancy


                                      A2-10

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ---------------------------------
                                                (Insert assignee's legal name)

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Enterprise. The agent may substitute another to act for him.



Date:
      ---------------------

                              Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                                   on the face of this Note)



Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                       A2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Enterprise pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     / / Section 4.10    / / Section 4.15

                  If you want to elect to have only part of the Note purchased by the Enterprise pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $_________________



Date:
      ---------------------



                              Your Signature:
                                              ----------------------------------
                                           (Sign exactly as your name appears
                                                on the face of this Note)

                              Tax Identification No.:
                                                      --------------------------



Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A2-12

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

                  The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                        Principal Amount at
                        Amount of Decrease in  Amount of Increase in         Maturity             Signature of
                         Principal Amount at    Principal Amount at     of this Global Note    Authorized Officer
                              Maturity                Maturity            Following such          of Trustee or
   Date of Exchange      of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
   ----------------      -------------------    -------------------   ----------------------     --------------




                                      A2-13

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

The Mississippi Band of Choctaw Indians d/b/a
Choctaw Resort Development Enterprise
P.O. Box 6090, Choctaw Branch
Philadelphia, MS  39350
Telecopier No.:  601-656-9058
Attention:  James Clancy, Attorney General, and Jean Shepherd, Comptroller



Firstar Bank, N.A.
101 East Fifth Street
St. Paul, MN  55105
Telecopier No.:  651-229-6415

                  Re:  9 1/4% Senior Notes due 2009

                  Reference is hereby made to the Indenture, dated as of March 30, 2001 (the "INDENTURE"), among The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "ENTERPRISE"), an unincorporated business enterprise of the Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and sovereign nation (the "TRIBE"), and Firstar Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                                                [CHECK ALL THAT APPLY]

                  1.   / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2.   / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3.   / /     CHECK AND COMPLETE IF TRANSFEREE WILL TAKE
DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a)  / /     such Transfer is being effected pursuant to and
         in accordance with Rule 144 under the Securities Act;

                                       or

                  (b)  / /     such Transfer is being effected to the Enterprise
         or a subsidiary thereof;

                                       or

                  (c)  / /     such Transfer is being effected pursuant to an
         effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d)  / /     such Transfer is being effected to an
         Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4.   / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a)  / /     Check if Transfer is Pursuant to Rule 144. (i)
The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b)  / /     Check if Transfer is Pursuant to Regulation S.
(i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c)  / /     Check if Transfer is Pursuant to Other Exemption.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                      -----------------------------------------
                                                 [Insert Name of Transferor]


                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:
Dated:
       -----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:


                           [CHECK ONE OF (a) OR (b)]

   (A)   / /   a beneficial interest in the:

                    (i)     / /  144A Global Note (CUSIP __________); or

                    (ii)    / /  Regulation S Global Note (CUSIP __________); or

                    (iii)   / /  IAI Global Note (CUSIP __________); or

   (B)   / /   a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:


                             [CHECK ONE]

   (A)   / /   a beneficial interest in the:

                    (i)     / /  144A Global Note (CUSIP __________); or

                    (ii)    / /  Regulation S Global Note (CUSIP __________); or

                    (iii)   / /  IAI Global Note (CUSIP              ); or

                    (iv)    / /  Unrestricted Global Note (CUSIP  _________); or

   (B)   / /   a Restricted Definitive Note; or

   (C)   / /   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

The Mississippi Band of Choctaw Indians d/b/a
Choctaw Resort Development Enterprise
P.O. Box 6090, Choctaw Branch
Philadelphia, MS  39350
Telecopier No.:  601-656-9058
Attention:  James Clancy, Attorney General, and Jean Shepherd, Comptroller

Firstar Bank, N.A.
101 East Fifth Street
St. Paul, MN  55105
Telecopier No.:  651-229-6415

                  Re:  9 1/4% Senior Notes due 2009

                  Reference is hereby made to the Indenture, dated as of March 31, 2001 (the "INDENTURE"), among The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "ENTERPRISE"), an unincorporated business enterprise of the Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and sovereign nation (the "TRIBE"), and Firstar Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a)  / /      Check if Exchange is from beneficial interest in
a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) / / Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c)  / /      Check if Exchange is from Restricted
Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d)  / /      Check if Exchange is from Restricted
Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a)  / /      Check if Exchange is from beneficial interest
in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b)  / /      Check if Exchange is from Restricted
Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, / / IAI Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                              --------------------------------
                                                [Insert Name of Transferor]


                                              By:
                                                 -------------------------------
                                                   Name:
                                                   Title:
Dated:
       -----------------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The Mississippi Band of Choctaw Indians d/b/a
Choctaw Resort Development Enterprise
P.O. Box 6090, Choctaw Branch
Philadelphia, MS  39350
Telecopier No.:  601-656-9058
Attention:  James Clancy, Attorney General, and Jean Shepherd, Comptroller

Firstar Bank, N.A.
101 East Fifth Street
St. Paul, MN  55105
Telecopier No.:  651-229-6415

                  Re:  9 1/4% Senior Notes due 2009

                  Reference is hereby made to the Indenture, dated as of March 30, 2001 (the "INDENTURE"), among The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "ENTERPRISE" which term includes any successor under the Indenture hereinafter referred to), an unincorporated business enterprise of the Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "TRIBE"), and Firstar Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

(a)      / /      a beneficial interest in a Global Note, or

(b)      / /      a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Enterprise or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Enterprise a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Enterprise to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Enterprise such certifications, legal opinions and other information as you and the Enterprise may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Enterprise are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        -------------------------------------
                                         [Insert Name of Accredited Investor]


                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:
Dated:
       -----------------------------


                                    D-2